                                                                   CONFIDENTIAL
-------------------------------------------------------------------------------










-------------------------------------------------------------------------------
                                                        PRESENTATION TO DOW/DAS
                                                                 August 3, 1998








                                                      WASSERSTEIN PERELLA & CO.
-------------------------------------------------------------------------------

MYCOGEN CORPORATION
-------------------------------------------------------------------------------
TABLE OF CONTENTS

          1.  Mycogen Business Unit - Key Drivers of Growth

          2.  Discounted Cash Flow Analysis - Process and Methodology

          3.  Results of DCF Valuation

          4.  Comparable Analysis

          5.  Conclusions

          6.  Appendix:

               A.  Summary of Financial Projections

               B.  Comparable Analysis





                                                      WASSERSTEIN PERELLA & CO.
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                                      -2-

MYCOGEN CORPORATION
-------------------------------------------------------------------------------





                   ----------------------------------------


                           Mycogen Business Units -
                             Key Drivers of Growth


                   ----------------------------------------




                                                      WASSERSTEIN PERELLA & CO.
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                                      -3-

MYCOGEN CORPORATION                                      MYCOGEN BUSINESS UNITS
-------------------------------------------------------------------------------

OVERVIEW

BUSINESS DESCRIPTION

- A DIVERSIFIED AGRIBUSINESS AND BIOTECHNOLOGY COMPANY THAT DEVELOPS AND MARKETS SEED FOR IMPROVED CROP VARIETIES AND PROVIDES CROP PROTECTION SERVICES

BUSINESS SEGMENTS

- SEED SEGMENT -- PRODUCES AND MARKETS SEED FOR MAJOR AGRICULTURAL CROPS AND USES BIOTECHNOLOGY AND TRADITIONAL AND MARKER-ASSISTED BREEDING TO DEVELOP CROP VARIETIES WITH GENETICALLY ENHANCED PEST AND DISEASE RESISTANCE, IMPROVED VEGETABLE OIL PROFILES AND OTHER VALUE-ADDED CHARACTERISTICS

   - Mycogen Seeds ranks fourth in the U.S. in sales of seed corn, second in hybrid sunflower seed sales and is among the top five in soybean, sorghum and alfalfa sales

   - Morgan Seeds ranks second in Argentina in seed corn sales and third in hybrid sunflower seed sales

   - Dinamilho holds a 10.2% share of Brazil's high-tech corn seed market and 4% of Brazil's overall corn seed market. Three additional acquisitions to close in 1998 will enhance Mycogen's position in this attractive and growing market

- CROP PROTECTION SEGMENT -- MANUFACTURES AND MARKETS ENVIRONMENTALLY COMPATIBLE SPRAY-ON BIOPESTICIDES. ALSO OPERATES SOILSERV, INC., A CROP PROTECTION SERVICE FOR HIGH-VALUE CROPS

   - Biopesticide Products -- based on natural agents, such as proteins and fatty acid compounds, that have specific toxic activity on target pests. The Company's Bt-based biopesticides use the Company's proprietary Cellcap technology

   - Soilserv -- monitors fields and uses customized equipment to apply pest control products primarily in the Salinas Valley, CA and Yuma, AZ regions

ALLIANCES

- VERNEUIL HOLDING, S.A. -- MYCOGEN HOLDS A 35% EQUITY STAKE IN VERNEUIL AND ENTERED INTO AN AGREEMENT WITH VERNEUIL TO DEVELOP OILSEED PRODUCTS AND INSECT RESISTANT CORN

- PIONEER HYBRID INTERNATIONAL -- 10-YEAR TECHNOLOGY COLLABORATION TO DEVELOP INSECT RESISTANT TRAITS FOR CORN, SOYBEAN, CANOLA, SUNFLOWER, SORGHUM AND WHEAT

-  J.G. BOSWELL -- JOINT VENTURE TO DEVELOP PEST AND HERBICIDE RESISTANT
   COTTON

HEADQUARTERS

-  SAN DIEGO, CA


                                                      WASSERSTEIN PERELLA & CO.
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                                      -4-

MYCOGEN CORPORATION                                      MYCOGEN BUSINESS UNITS
-------------------------------------------------------------------------------

KEY DRIVERS OF GROWTH

TECHNOLOGY AND COMPETITIVE POSITION

- BT TECHNOLOGY, A CORNERSTONE OF MYCOGEN'S COMMERCIAL FUTURE, IS THE BEST PROVED METHOD FOR GENETICALLY IMPROVING SEED TRAITS

   - Bt is the best characterized transgenic technology that has been applied to genetically modify seed. Despite continuing environmental concerns, Bt genes are expected to be present in nearly 50% of all corn and 30% of all soybean seed by 2000

   - Bt is a proven technology. Bt seeds have been shown to prevent insect damage and lower insecticide costs in a manner that does not destroy the natural ecological balance as chemical insecticides do

- MYCOGEN IS THE MARKET LEADER IN DEVELOPING NEW INSECTICIDAL AND HERBICIDAL RESISTANCE TRAITS

   - Mycogen is the undisputed leader in the identification and characterization of new Bt and related insecticidal proteins

   - Mycogen holds patents to over 100 Bt genes with specificities toward over 40 groups of insects. Many of these genes are likely to have commercial applications against chewing insects, piercing and sucking insects, and even nematodes

   - Mycogen has a strong IP position in a number of technologies capable of improving the disease resistance and output characteristics of a variety of crops. Additionally, use of the proven Ahlquist technology promises to extend the use of Bt to include the attractive market for high-value perennial crops such as vines, and orchards

- MYCOGEN'S INTELLECTUAL PROPERTY POSITION AND INTELLECTUAL CAPITAL IS AMONG THE BEST IN THE AGROBIOTECH INDUSTRY

   - Mycogen has one of the best molecular biology IP positions amongst plant biotechnology companies. Mycogen's array of promoters, expression cassettes, markers, and reporter gene libraries provides critical mass to any third party in the arena

   - Newer applications, such oral immunity, are promising and provide a strong platform to pursue sizable commercial opportunities. These technologies are likely to command a premium price from many interested parties

   - Mycogen's scientific and operating personnel represent a significant asset to any interested party. However, increased spending by competitors (such as Novartis as part of it's Plant Genome Initiative), could hamper the retention of quality personnel at Mycogen

                                                      WASSERSTEIN PERELLA & CO.
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                                      -5-

MYCOGEN CORPORATION                                     MYCOGEN BUSINESS UNITS
------------------------------------------------------------------------------

KEY DRIVERS OF GROWTH

-------------------
PRICING AND MARGINS
-------------------

        - TRAITS INTRODUCED INTO EXISTING SEED SALES ADD REVENUES AND REQUIRE R&D EXPENSES BUT DO NOT REQUIRE A COMMENSURATE INCREASE IN SG&A

           - Seed traits are sold as a part of existing conventional seeds. There is no additional SG&A expense and these traits essentially add revenues that, net of R&D expenses, directly impact the bottom line

           - Bt Cotton seed hybrids, capable of conferring resistance to common cotton pests, command a price 230% that of conventional cotton seed despite having the same manufacturing cost

        - PRICING FOR NEW TRAITS IS BASED ON CAPTURING A PORTION OF THE INCREASED VALUE OF THE IMPROVED SEED TO END-USERS SUCH AS FARMERS AND FOOD PROCESSORS

           - Mycogen has developed pricing assumptions for traits in development that are based on their ability to decrease growing costs or increase value for end-users. Conservative estimates of the portion of value captured by Mycogen, based on Mycogen's business plan, have been applied in the accompanying projections

           - Similar pricing assumptions can be found in reports of analysts who follow the agrobiotech sector

--------------
ADOPTION RATES
--------------

        - BIOTECH TRAITS ARE ASSUMED TO BE SOLD THROUGH EXISTING MYCOGEN SEED DISTRIBUTION CAPABILITIES

           - Consistent with the operating model assumptions, traits are assumed to be primarily sold in Mycogen seed through Mycogen's existing seed distribution network. The impact of additional sales created as a result of add-on acquisitions, other than those expected to close in 1998, have not been included

           - In certain cases, where business judgment suggests opportunity, additional sales have been shown through third-party channels. However, these sales are recorded only after including a substantial discount (11%-50%), and represent only a small fraction of both Mycogen's sales and total third-party sales (typically less than 5%)

        - ADOPTION RATES FOR NEWLY INTRODUCED TRAITS ARE CONSERVATIVELY MODELED BASED ON OBSERVED ADOPTION RATES FOR EXISTING BIOTECH TRAITS

           - Adoption rates for traits into existing Mycogen seed sales base are modeled using the observed rate for adoption of existing Bt seed strains. Current data suggest that adoption has been rapid and there is reason to believe that the adoption rate is likely to speed up rather than slow down

                                                     WASSERSTEIN PERELLA & CO.
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                                    - 6 -

MYCOGEN CORPORATION                                     MYCOGEN BUSINESS UNITS
------------------------------------------------------------------------------

KEY DRIVERS OF GROWTH

------------
MARKET SHARE
------------

        - MYCOGEN SEEDS HAVE A STRONG PRESENCE IN THE U.S. MARKET FOR MAJOR ROW CROPS

           -  Mycogen currently commands about 5.2% of the U.S. corn market

           - Mycogen seeds are planted on nearly 10% of all U.S. farms, a high trial rate which suggests an expansion of Mycogen's market share

           - Mycogen's existing network of breeding stations throughout the U.S., Puerto Rico, Brazil and Argentina provides the necessary diversity of seed germplasm to provide a year-round supply of seed with desired maturity, standability, water requirements, storage properties and other characteristics

        - MYCOGEN'S MARKET SHARE IS EXPECTED TO RISE DRIVEN BY ITS LEADING HIGH-YIELDING HYBRIDS

           - Yield is a primary determinant of adoption. In a little over three years, Mycogen's corn hybrids have become amongst the highest yielding hybrids currently available (see graph overleaf)

           - Recent market indicators show Mycogen gaining in market share relative to competitors. With the planned continuation of current efforts, this trend is highly likely to remain in place

                                                     WASSERSTEIN PERELLA & CO.
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                                    - 7 -

MYCOGEN CORPORATION                                     MYCOGEN BUSINESS UNITS
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COMPETITIVE CHARACTERISTICS OF RECENT MYCOGEN CORN HYBRIDS (YIELD IN BUSHELS
PER ACRE)

TRIAL 100-106 RM


         Novartis MAX747            169
         NK4242CBR                  176
         Mycogen x27500             172
         P3730                      166
         Mycogen 2545               167
         Mycogen x28560             191
         Mycogen x28580             183
         DK493Bt                    180
         NK4640CBR                  187
         DK512                      177
         Novartis MAX88             166
         Mycogen 2598               190
         P35N05                     197

TRIAL 108-114 RM


         DK566Bt                    178
         P3489                      175
         Novartis MAX21             170
         DK580Bt                    178
         Mycogen 2717               203
         Mycogen G28730             198
         Mycogen 2722               182
         Mycogen 7059               179
         Novartis MAX454            161
         P34R06                     184
         Mycogen 2787               188
         P3335                      192
         Mycogen 2801               187
         Mycogen 7250               185
         NK6800CBR                  174
         P33A14                     212
         Golden H. H2530Bt          170

----------
Data:  Bt Corn yield based on multiple independent Mycogen trials.

                                                     WASSERSTEIN PERELLA & CO.
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                                    - 8 -

MYCOGEN CORPORATION                                     MYCOGEN BUSINESS UNITS
------------------------------------------------------------------------------

KEY BUSINESS SEGMENTS

-------------------
CONVENTIONAL SEED -
CORN AND SOYBEAN
-------------------

        - THE CONVENTIONAL SEED BUSINESS FORMS THE BASIS FOR DISTRIBUTION OF MYCOGEN TRAITS AND PROVIDES IMMEDIATE CASH FLOW TO OFFSET R&D EXPENDITURES

        - CONVENTIONAL SEED BUSINESS VALUE IS CONCENTRATED WITHIN NORTH AMERICA AND BRAZIL. THIS IS BECAUSE SEED BUSINESSES NEED A CRITICAL MARKET SHARE (TYPICALLY AROUND 5%) BEFORE THEY CAN SHOW POSITIVE NET INCOME. BOTH NORTH AMERICA AND BRAZIL HAVE REACHED THIS CRITICAL MARKET SHARE

        - CORN AND SOYBEAN ARE THE MAJOR CROPS PLANTED IN NORTH AMERICA AND BRAZIL. THEY REPRESENT MOST OF THE REVENUE AND MOST OF THE FIXED AND VARIABLE COSTS

-----------------
CORN EARLY TRAITS
-----------------


        - MYCOGEN'S MARKET SHARE IN THE NORTH AMERICAN CORN MARKET AND THE ATTRACTIVE GROWTH PROSPECTS FOR MYCOGEN'S NEW CORN HYBRIDS PROVIDE A STRONG BASE TO PROPEL SALES OF EARLY TRAITS

        - MYCOGEN'S EXPERIENCE WITH TRANSFORMING CORN AND GAINING SUITABLE EXPRESSION OF TRANSGENIC BT PROVIDES A COMPETITIVE ADVANTAGE IN THE INTRODUCTION OF NEW BT-BASED EARLY TRAITS

---------------------
SOYBEAN OUTPUT TRAITS
---------------------

        - IMPROVED SOYBEAN NUTRITIVE CONTENT WILL RESULT IN SOYBEAN FARMERS AND PROCESSORS PAYING SIGNIFICANT PREMIUMS FOR SEED

           - Soybean processing for food additives and protein supplements/substitutes is a large and growing industry. Feed is the primary driver of soybean value. There is significant potential to increase soybean nutritive content (e.g. protein, amino acid composition and processing characteristics) that will significantly increase value for end-users

           - Mycogen has access to various technologies, including proprietary technologies from Demeter, that are capable of improving soybean nutritive content. The potential for higher prices from sales into Mycogen and third-party channels is a significant source of value


                                                     WASSERSTEIN PERELLA & CO.
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                                    - 9 -

MYCOGEN CORPORATION
-------------------------------------------------------------------------------



                       ---------------------------------
                                 DCF ANALYSIS-
                            PROCESS AND METHODOLOGY
                       ---------------------------------



                                                      WASSERSTEIN PERELLA & CO.
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                                    -10-

MYCOGEN CORPORATION                          VALUATION: PROCESS AND METHODOLOGY
-------------------------------------------------------------------------------
FINANCIAL PROJECTION METHODOLOGY

- THE SPECIAL COMMITTEE OF THE BOARD OF DIRECTORS OF MYCOGEN HAS AUTHORIZED WP&CO. TO UNDERTAKE A COMPREHENSIVE REVIEW OF MYCOGEN'S PRODUCTS AND DEVELOPMENT PORTFOLIO

- WP&CO. HAS CONDUCTED LENGTHY DUE DILIGENCE VISITS AND REVIEWED THE FOLLOWING INDUSTRY AND COMPANY DOCUMENTS

   - Company financial projections and business unit plans - current projections, primarily based on existing Bt traits and the conventional seed business. Also, strategic plans for all major business units, including startup plans for businesses based on early stage technologies and promising IP platforms

   - Company and Competitor Financial Publications - Company/analyst estimates for comparable operating ratios and projections

   - R&D Gap Analysis and Independent Committee Documents - Internal management and scientific expert review of company strategy, R&D portfolio, including early stage pipeline, IP portfolio, and required funding levels to support various programs

   - Mycogen Partners Presentations: presentations by Mycogen partners specifically relating to joint ventures. These include AC Humko, Verneuil Mycogen, Morgan Seeds and Dinamilho

   - Dow Presentations and Valuations: Analysis and valuation models built by Dow in collaboration with Mycogen with respect to potential Mycogen opportunities. Includes Dow Argentina opportunity analysis, Phytogen JV analysis and the Dow/RCW Consultores Brazil market analysis

   - Industry Research Reports: Proprietary industry reviews containing information on competitor offerings, growth and market share. These include Doane Marketing Research "Report on U.S. Farm Seed Study", National Corn Growers Association reports, Context Consulting "Report on Biotech Traits" and Negocios e Mercados "Report on Brazilian Seed Market"

   - Presentations by and interviews with senior management, Special Committee members, key research personnel, operating management including business unit managers and sales staff and outside academic specialists

- BASED ON INFORMATION COLLECTED FROM THESE SOURCES, WP&CO. AND MYCOGEN MANAGEMENT MODIFIED COMPANY PROJECTIONS AS NECESSARY TO DEVELOP A SINGLE SET OF FINANCIAL PROJECTIONS FOR THE 1998-2007 PERIOD BY BUSINESS SEGMENT. THESE PROJECTIONS ARE THE BASIS FOR THE VALUATIONS DESCRIBED IN THE SECTION "RESULTS OF DCF VALUATION"

- THESE PROJECTIONS INCLUDE THE IMPACT OF THREE PENDING ACQUISITIONS IN BRAZIL. ALTHOUGH THE COMPANY'S CURRENT BALANCE SHEET DOES NOT REFLECT THE COST OF THESE ACQUISITIONS, OUR BALANCE SHEET HAS INCLUDED THE INCREASE IN NET DEBT AS A RESULT OF THESE ACQUISITIONS. THERE ARE NO OTHER
   ACQUISITIONS CONTRIBUTING TO THESE PROJECTIONS

- SYNERGIES THAT WOULD RESULT FROM COMBINATION OF MYCOGEN WITH A THIRD PARTY, THAT WOULD USUALLY BE REALIZED THROUGH AN AUCTION PROCESS, HAVE NOT BEEN INCLUDED IN THE CURRENT PROJECTIONS. SYNERGIES THAT WOULD BE EXPECTED IN A COMBINATION WITH DOW HAVE ALSO NOT BEEN INCLUDED IN THE CURRENT VALUATION OTHER THAN THE EFFICIENT USE OF NET OPERATING LOSSES (NOL'S)

                                                      WASSERSTEIN PERELLA & CO.
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                                    -11-

MYCOGEN                                      VALUATION: PROCESS AND METHODOLOGY
-------------------------------------------------------------------------------
FINANCIAL PROJECTION METHODOLOGY

  ------------------------------                         -----------------------------
        10-YEAR PROJECTIONS                                     DETAILED BASIS
  ------------------------------                         -----------------------------
                                          ------------------------------------------------------
                                            - Includes demographic factors and regional
        Target Crop Acreage                   analysis by crop
               X                            - Shifting planting patterns
                                          ------------------------------------------------------
                                          ------------------------------------------------------
 Market Penetration of Genetically          - Adoption value of Bt and output modified seed
          Modified Seeds                    - Presence on farmer's fields
               X                          ------------------------------------------------------
                                          ------------------------------------------------------
  Market Share of Mycogen Product           - Preferred penetration in existing base
               X                            - Access to partners with large share of new
                                              markets
                                          ------------------------------------------------------
  Mycogen Product Selling Price
               =                          ------------------------------------------------------
                                            - Value capture based on improved
                                              productivity and competitive advantage
 Mycogen product Sales Projections        ------------------------------------------------------
               -                          ------------------------------------------------------
                                            - Costs reflect minimal additional COGS and
                                              SGA for traits above those for conventional seed
 Fixed and Variable Costs and Taxes         - R&D investment accelerated to ensure successful
               +                              timing of products
                                          ------------------------------------------------------
                                          ------------------------------------------------------
                                            - Based on current inventory and accounts payable/
Cash Flow Impact (-W.I. -CapEx + Dep.)        receivable trends
               =
                                            - Additional plant expenditure is dependent
   Mycogen Product Free Cash Flow             on sales levels and existing capacity
                                          ------------------------------------------------------

 ---------------------------------
      VALUATION METHODOLOGY
 ---------------------------------

                                                      WASSERSTEIN PERELLA & CO.
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                                    -12-

MYCOGEN                                      VALUATION: PROCESS AND METHODOLOGY
-------------------------------------------------------------------------------
VALUATION METHODOLOGY


[GRAPH]


                                                      WASSERSTEIN PERELLA & CO.
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                                    -13-

MYCOGEN                                      VALUATION: PROCESS AND METHODOLOGY
-------------------------------------------------------------------------------
IMPLICATION OF PROJECTED GROWTH RATE - NORTH AMERICA EXAMPLE

        -------------     --------------     ---------------                    ------------------
                              GROWTH             IMPLIED                              MARKET
            CROP               RATE               EBIT                                SHARE*
                                                MULTIPLE
        -------------     --------------     ---------------                    ------------------
                                                                                                   13.6%
                                                                                                  -------
                                                                                3.4%
                                                                               ------

          Corn Input          5.0 - 6.5%          3.3 - 4.7x                ---------------------------------
                                                                                1997                2007



                                                                                                    3.9%
                                                                                                   -----
                                                                                  0%
          Soybean Output      5.0 - 6.5%          2.5 - 3.4x                ---------------------------------
                                                                                1997                2007



                                                                                                    10%
                                                                                                  -------

                                                                                  0%
          Disease Resistance  8.0 - 10.0%         1.5 - 3.1x                ---------------------------------
          (Share of Mycogen                                                     1997                2007
            Market)


--------------------
* Assumes that total market remains constant and revenues / customer are fixed.
                                                      WASSERSTEIN PERELLA & CO.
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                                    -14-

MYCOGEN CORPORATION                          VALUATION: PROCESS AND METHODOLOGY
--------------------------------------------------------------------------------
ILLUSTRATIVE FINANCIAL PROJECTIONS - NORTH AMERICA SOYBEAN TRAIT EXAMPLE


- MYCOGEN'S FINANCE GROUP IN COLLABORATION WITH INDIVIDUAL BUSINESS UNITS PREPARED DETAILED FINANCIAL PROJECTIONS INCLUDING PRICING, PENETRATION AND MARGIN ASSUMPTIONS. A SAMPLE OF THESE PROJECTIONS (FOR THE NORTH AMERICAN SOYBEAN TRAIT BUSINESS) ARE INCLUDED ON PAGE 17-19

- WP&CO. EXAMINED THESE PROJECTIONS AND IN CONSULTATION WITH MYCOGEN MANAGEMENT MODIFIED THEM AS NECESSARY TO ENSURE CONSISTENCY WITH OVERALL MARKET TRENDS AND AVAILABILITY OF REQUIRED DEVELOPMENT FUNDS. A SAMPLE OF THE RESULTING PROJECTIONS ARE SHOWN ON PAGE 20.

  - Ensure pricing by geographies is comparable and market share of traits is consistent with planned introduction of stacked traits

  - Allow for pricing discounts where third party sales channels or technology licenses are required

  - Relate necessary R&D spending to gap analysis conducted by scientific and technical planning committee. R&D spending allocated to individual product lines and independent business units where possible

  - Apply consistent operating assumptions to generate cash flows for individual business units and corporate center

- THE RESULTING 10-YEAR FINANCIAL PROJECTIONS (INCLUDING 1998) WERE USED TO ESTIMATE THE VALUE OF EACH LINE OF BUSINESS. ASSUMPTIONS FOR EACH BUSINESS UNIT WERE APPLIED SO AS TO BE CONSISTENT IN TERMS OF GROWTH RATES, EXPECTED TERMINAL MULTIPLES AND RISK ADJUSTED DISCOUNT RATES. SAMPLE VALUATION SUMMARIES FOR THE NORTH AMERICAN SOYBEAN TRAIT BUSINESS UNIT ARE SHOWN ON PAGE 21

MYCOGEN CORPORATION                          VALUATION: PROCESS AND METHODOLOGY
--------------------------------------------------------------------------------
RECONCILIATION OF PROJECTIONS - CURRENT ESTIMATES VERSUS PRIOR BUSINESS PLANS

- TIMING: THE PREVIOUS VERSION OF THE MYCOGEN BOARD PLAN WAS PREPARED IN AUGUST 1997, NEARLY ONE YEAR AGO

- COMMERCIALIZATION EXPERIENCE AND SUCCESS: IN THE PAST YEAR, MYCOGEN HAS MET SOLID SUCCESS IN THE COMMERCIALIZATION OF NEW HYBRIDS. THESE GAINS, PRIMARILY IN DEVELOPING BREEDING PROGRAMS THAT GENERATE QUALITY GERMPLASM AND ESTABLISHING DEALER AND PARTNER NETWORKS, ARE EXPECTED TO ACCELERATE THE GAIN OF MARKET SHARE

  - Totally Managed Feedstuff (TMF) high-silage corn has been rapidly accepted by farmers. As a result Mycogen has been able to sign agreements with over 20 new distributors over the past ten months. This additional market share will also translate into additional revenues for early, output and disease resistance traits

  - Mycogen's new corn hybrids show yields comparable to the leading Pioneer hybrids. As a result, Mycogen's prior estimates for corn seed sales in the 2000-2007 period have been revised slightly upward

- STRATEGY: MYCOGEN'S STRATEGY FOR THE SOUTH AMERICA MARKET HAS FORGED AHEAD

  - Mycogen has made three significant acquisitions in the Brazilian market that strengthen its presence in this large market. These acquisitions were not included in the prior business plans

  - Considerable improvement has been made in rationalizing customer accounts in Argentina and Brazil. This is resulting in an improvement in margins that has not been included in prior business plans

- NON-CORE CROPS: SIGNIFICANT OPPORTUNITIES EXIST FOR BT TECHNOLOGY IN RICE, TURF, ALFALFA AND OTHER CROPS. THESE OPPORTUNITIES WHILE NOT INCLUDED IN PREVIOUS PROJECTIONS, ARE IN CURRENT PROJECTIONS

- NEW TECHNOLOGIES: MYCOGEN HAS DEVELOPED NEW TECHNOLOGY PLATFORMS THAT ALLOW IT TO AGGRESSIVELY PURSUE NEW OPPORTUNITIES IN OUTPUT TRAIT ENHANCEMENT AND PLANT DISEASE RESISTANCE

  - Demeter, Ahlquist and other transgenic technologies are powerful recent additions to Mycogen's IP portfolio

  - New business opportunities presented by these technologies are sizable but have not been included in previous business plans

  - With Mycogen's increasing experience in plant gene characterization and expression as well as in breeding elite germplasm, Mycogen is highly confident that these programs, if adequately funded, will generate significant value

- R&D SPENDING: THE PROJECTIONS USED HERE HAVE BEEN DEVELOPED WITH A BOTTOM-UP APPROACH TO ESTIMATING R&D FUNDING REQUIREMENTS. BASED ON SCIENTIFIC PERSONNEL ASSESSMENT OF BASIC RESEARCH (GENE CHARACTERIZATION, PLANT TRANSFORMATION, OPTIMIZATION AND BREEDING) TRAIT-BASED SPENDING REQUIREMENTS WERE ADDED TO THE TRADITIONAL "PERCENTAGE OF SALES" APPROACH. OUR MORE CONSERVATIVE APPROACH PLACES THE R&D SPENDING IN 2007 AT $215 MILLION AS OPPOSED TO THE CURRENT BUSINESS PLAN ESTIMATE OF $68 MILLION


--------------------------------------------------------------------------------

                                       -------------------------------------------------------------------------------------------
                                                                  NORTH AMERICAN SEEDS
                                                                     SOYBEAN TRAITS
                                          1998     1999     2000      2001     2002     2003      2004     2005     2006     2007
                                       -------------------------------------------------------------------------------------------
SOYBEAN TRAITS MARKETED MYCOGEN RETAIL
MYCOGEN UNITS IN THOUSANDS               1,635    1,700    1,921     2,229     2,674    3,209     3,851    4,621    5,776    7,221

LIBERTY HERBICIDE (THIRD PARTY)
Seed premium value capture per bag                       $  1.00   $  1.15   $  3.25  $  3.60  $  4.00   $  4.40  $  4.75  $  5.15
% of Market Share Penetrated                                  10%       15%       20%      20%      20%       20%      20%      20%
Liberty Revenue per year (000)                              $192      $384    $1,738   $2,311   $3,081    $4,067   $5,488   $7,437

ROUNDUP READY (THRU NOVARTIS)
Seed premium value capture per bag                       $  4.00   $  5.00   $  6.00  $  7.00  $  7.00   $  6.00  $  5.00  $  5.00
% of Market Share Penetrated                                  60%       80%       80%      80%      80%       70%      70%      60%
Bt cyst Revenue per year (000)                            $4,611    $8,914   $12,837  $17,971  $21,565   $19,409  $20,218  $21,662

BT CYST
Seed premium value capture per bag                                                             $  8.00  $  8.00   $  9.50  $  9.50
% of Market Share Penetrated                                                                         2%      10%       30%      50%
Bt Cyst Revenue per year (000)                                                                    $616   $3,697   $16,463  $34,298
                                       -------------------------------------------------------------------------------------------
   TOTAL REVENUE (000)                                   $4,803    9,299    $14,575  $20,282   $25,262  $27,173   $42,168  $63,397
                                       -------------------------------------------------------------------------------------------
                                       -------------------------------------------------------------------------------------------


ASSUMPTIONS

BT CYST
Market opportunity = 46,000,000 bags
Soybean yields improve 15%
Mycogen retains 25% of increased yield value

LIBERTY HERBICIDE (THIRD PARTY)
Market opportunity = 9,200,000 bags
Liberty seed premium is 50% of RR tech + genetics
Mycogen retains 50% of Liberty seed premium
RR tech fee will increase $1/bag per year, RR genetic increase $.50/bag per year. Current tech fee $5/bag. RR genetics @ $2/bag

                                       ------------------------------------------------------------------------------------------
                                                                           NORTH AMERICAN SEEDS
                                                                               SOYBEAN TRAITS

                                          1998     1999     2000     2001     2002     2003     2004     2005     2006     2007
                                       ------------------------------------------------------------------------------------------
SOYBEAN TRAITS TO THIRD PARTIES

LIBERTY HERBICIDE (THIRD PARTY)
Seed premium value capture per bag                          $ -      $ -     $ 2.00   $ 2.00   $ 2.00   $ 2.00   $ 2.00   $ 2.00
 nites (000)                                                                   300      400      500      600      700      800
% of market Share Penetrated                                                     0%       0%       1%       1%       1%       1%
Liberty Revenue per year (000)                                                   $2      $3       $5       $8       $11      $14

BT CYST
Seed premium value capture per bag                                                             $ 5.00   $ 5.00   $ 5.00   $ 5.00
 Unites (000)                                                                                     200      400    1,000    1,500
% of Market Share Penetrated                                                                       0%       0%       1%       2%
Bt cyst Revenue per year (000)                                                                 $1,000   $2,000   $5,000   $7,500
                                       ------------------------------------------------------------------------------------------
  TOTAL REVENUE (000)                                         $0       $0        $2      $3    $1,005   $2,008   $5,011   $7,514
                                       ------------------------------------------------------------------------------------------
                                       ------------------------------------------------------------------------------------------
GENERTIC ROYALTIES
 Trait Related Genetic Royalties                                                900     1,200   2,100   3,000     5,100    6,900
 Non Trait Related Genetic Royalties        85      100       125      150      200       300     300     300       300      300
                                       ------------------------------------------------------------------------------------------
  TOTAL SUNFLOWER GENETIC ROYALTIES        $85     $100      $125     $150   $1,100    $1,500  $2,400  $3,300    $5,400   $7,200
                                       ------------------------------------------------------------------------------------------
                                       ------------------------------------------------------------------------------------------




ASSUMPTIONS

BT CYST
Market opportunity = 46,000,000 bags
Soybean yields improve 15%
Royalts $5.00/bax

LIBERTY HERBICIDE (THIRD PARTY)
Market opportunity = 9,200,000 bags
Liberty seed premium is 50% of RR tech + genetics
Mycogen LibertyLink genetic royalty $2.00/bag
RR tech fee will increase $1/bag per year, RR genetic increase $.50/bag per year. Current tech fee $5/bag. RR genetics @ $2/bag

                        -----------------------------------------------------------------------------------------------------------
                                                             NORTH AMERICAN SEEDS

                         1998       1999       2000       2001       2002      2003       2004       2005        2006       2007
                        -----------------------------------------------------------------------------------------------------------
Note: Sales refers to total soybean sales)
SOYBEAN RESEARCH
Sales Dollars           23,457    26,557      31,473     38,207     47,886    61,130     77,758     98,591     129,841     170,554
SOYBEAN % OF SALES
Hybrid Development
Line Development          3.7%      3.7%        5.1%       5.4%       8.9%      8.3%       7.8%       7.6%        6.9%        6.2%
Trait introgression       0.2%      0.2%        0.4%       0.6%       1.0%      0.9%       0.9%       0.8%        0.8%        0.7%
                        -----------------------------------------------------------------------------------------------------------
  Total %                 3.9%      3.9%        5.5%       6.0%       9.9%      9.2%       8.6%       8.4%        7.6%        6.9%
                        -----------------------------------------------------------------------------------------------------------
SOYBEAN DOLLARS
Hybrid Development           0         0           0          0          0         0          0          0           0           0
Line Development           865       978       1,591      2,075      4,255     5,066      6,031      7,479       8,910      10,617
Trait introgression         46        62         138        231        473       563        670        831         990       1,180
                        -----------------------------------------------------------------------------------------------------------
  Total Dollars            911     1,040       1,729      2,306      4,728     5,629      6,701      8,310       9,900      11,797
                        -----------------------------------------------------------------------------------------------------------
                        -----------------------------------------------------------------------------------------------------------
TOTAL R&D DOLLARS BY ACTIVITY
Hybrid Development       7,235     8,257      10,796     13,339     17,166    20,425     23,556     30,004      36,700      44,297
Line Development         3,353     4,003       5,198      7,261     10,916    12,988     14,336     17,811      21,197      25,241
Trait introgression        533       648       1,203      2,259      3,169     3,859      6,478      7,178       7,547       8,391
Other                      125       120         126        213        295       287        347        427         576         740
                        -----------------------------------------------------------------------------------------------------------
  Total                 11,246    13,028      17,323     23,072     31,546    37,559     44,717     55,419      66,021      78,669
                        -----------------------------------------------------------------------------------------------------------
                        -----------------------------------------------------------------------------------------------------------
TOTAL R&D DOLLARS BY CROP
Crn                      9,077    10,532      13,662     18,212     23,324    27,768     33,059     40,995      48,840      58,199
Soybeans                   911     1,040       1,729      2,306      4,728     5,629      6,701      8,310       9,900      11,797
Sunflowers               1,024     1,171       1,557      2,075      2,837     3,377      4,021      4,986       5,940       7,078
Sorghum                    109       165         249        266        362       498        589        701         765         855
Other                      125       120         126        213        295       287        347        427         576         740
  Total                 11,246    13,028      17,323     23,072     31,546    37,559     44,717     55,419      66,021      78,669
                        -----------------------------------------------------------------------------------------------------------
% of Sales Dollars         11%       11%         12%        13%        14%       14%        14%        14%         14%         13%
                        -----------------------------------------------------------------------------------------------------------
                        -----------------------------------------------------------------------------------------------------------

MYCOGEN CORPORATION
-------------------------------------------------------------------------------
N. AMERICA SOYBEAN/SORGHUM INPUT TRAITS REVENUES AND EXPENSES ($MM, EXCEPT PER UNIT PRICE AND UNITS IN 000S)

                               1998     1999     2000     2001     2002     2003     2004     2005     2006     2007
                             -------- -------- -------- -------- -------- -------- -------- -------- -------- --------
Soybean Market (MM Acres)         71       71       71       71       71       71       71       71       71       71
Mycogen Market (Acres)         1,257    1,308    1,478    1,714    2,057    2,469    2,962    3,555    4,443    5,554

LIBERTY HERBICIDE
Gross Price per acre                             $1.00    $1.15    $3.25    $3.60    $4.00    $4.40    $4,75    $5.15
% Mycogen Penetration                            10.0%    15.0%    20.0%    20.0%    20.0%    20.0%    20.0%    20.0%
   Net Revenues                 $0.0     $0.0     $0.2     $0.4     $1.7     $2.3     $3.1     $4.1     $5.5     $7.4
% Third Party Penetration-      0.0%     0.0%     0.0%     0.0%     0.5%     0.7%     0.9%     1.1%     1.3%     1.5%
   Revenues (@ 55% Disc.)       $0.0     $0.0     $0.0     $0.0     $0.0     $0.0     $0.0     $0.0     $0.0     $0.0
ROUNDUP READY (NOVARTIS)
Gross Price per acre           $0.00    $0.00    $4.00    $5.00    $6.00    $7.00    $7.00    $6.00    $5.00    $5.00
% Mycogen Penetration           0.0%     0.0%    60.0%    80.0%    80.0%    80.0%    80.0%    70.0%    70.0%    60.0%
   Net Revenue                  $0.0     $0.0     $4.6     $8.9    $12.8    $18.0    $21.6    $19.4    $20.2    $21.7
BT CYST
Gross Price per acre           $0.00    $0.00    $0.00    $0.00    $0.00    $0.00    $8.00    $8.00    $9.50    $9.50
% Mycogen Penetration           0.0%     0.0%     0.0%     0.0%     0.0%     0.0%     2.0%    10.0%    30.0%    50.0%
    Net Revenue                 $0.0     $0.0     $0.0     $0.0     $0.0     $0.0     $0.6     $3.7    $16.5    $34.3
% Third Party Penetration       0.0%     0.0%     0.0%     0.0%     0.0%     0.0%     3.7%     7.3%    18.3%    27.5%
    Revenues (@ 50% Disc.)      $0.0     $0.0     $0.0     $0.0     $0.0     $0.0     $0.0     $0.0     $0.0     $0.1

Sorghum Market (Acres)         9,500   10,000   10,000   10,000   10,000   10,000   10,000   10,000   10,000   10,000
Mycogen Market (Acres)           855      969    1,024    1,096    1,160    1,304    1,416    1,555    1,696    1,896
HERBICIDE
Gross Price per acre           $0.00    $0.00    $0.00    $0.00    $0.00    $0.00    $0.00    $0.00   $35.00   $35.00
% Mycogen Penetration           0.0%     0.0%     0.0%     0.0%     0.0%     0.0%     0.0%     0.0%     2.0%    10.0%
    Net Revenues                $0.0     $0.0     $0.0     $0.0     $0.0     $0.0     $0.0     $0.0     $0.1     $0.8

TOTAL MYCOGEN REV.              $0.0     $0.0     $4.7     $9.1    $13.0    $18.2    $22.4    $23.3    $37.0    $57.0
TOTAL THIRD PARTY REV.          $0.0     $0.0     $0.0     $0.0     $0.0     $0.0     $0.0     $0.0     $0.0     $0.1
                             -------- -------- -------- -------- -------- -------- -------- -------- -------- --------
    TOTAL TRAIT REVENUES        $0.0     $0.0     $4.7     $9.1    $13.0    $18.2    $22.4    $23.3    $37.1    $57.1
    R&D Expenses                 0.2      0.2      0.4      0.7      1.4      1.8      2.1      2.1      3.0      4.1
        % Sales                 --       --     8.9%     7.8%    11.1%    10.1%     9.3%     9.1%     8.1%     7.2%
     INCOME BEFORE TAX         ($0.2)   ($0.2)    $4.3     $8.4    $11.6    $16.3    $20.3    $21.2    $34.1    $53.0
     Tax @ 41.0%              0.0      0.0     (1.8)    (3.4)    (4.8)    (6.7)    (8.3)    (8.7)    (14.0)   (21.7)
                             -------- -------- -------- -------- -------- -------- -------- -------- -------- --------
     CASH FLOW                 ($0.2)   ($0.2)    $2.5     $4.9     $6.8     $9.6    $12.0    $12.5    $20.1    $31.2

                                                      WASSERSTEIN PERELLA & CO.
-------------------------------------------------------------------------------
                                     -20-

MYCOGEN CORPORATION
--------------------------------------------------------------------------------
N. AMERICA SOYBEAN/SORGHUM INPUT TRAITS DISCOUNTED CASH FLOW ANALYSIS

-------------                                       -----------------------------------
DISCOUNT RATE                                         YEAR 2007 CASH FLOW GROWTH RATE
-------------                                       -----------------------------------
                                                     5.0%      5.5%      6.0%      6.5%
                                                    -----     -----     -----     -----
        20.0%     PV of Free Cash Flow              $24.8     $24.8     $24.8     $24.8
                  PV of Terminal Multiple            35.3      36.7      38.2      39.8
                                                    -----     -----     -----     -----
                  Enterprise Value                  $60.1     $61.5     $63.0     $64.6
                  Less: Net Debt                      0.0       0.0       0.0       0.0
                                                    -----     -----     -----     -----
                  EQUITY VALUE                      $60.1     $61.5     $63.0     $64.6
                  IMPLIED PERPETUITY GROWTH           5.0%      5.5%      6.0%      6.5%
                    % VALUE FROM TERMINAL MULT.      58.8%     59.7%     60.7%     61.6%

        22.0%     PV of Free Cash Flow              $22.0     $22.0     $22.0     $22.0
                  PV of Terminal Multiple            26.4      27.3      28.3      29.4
                                                    -----     -----     -----     -----
                  Enterprise Value                  $48.4     $49.3     $50.3     $51.4
                  Less: Net Debt                      0.0       0.0       0.0       0.0
                                                    -----     -----     -----     -----
                  EQUITY VALUE                      $48.4     $49.3     $50.3     $51.4
                  IMPLIED PERPETUITY GROWTH           5.0%      5.5%      6.0%      6.5%
                    % VALUE FROM TERMINAL MULT.      54.6%     55.4%     56.3%     57.2%

        24.0%     PV of Free Cash Flow              $19.6     $19.6     $19.6     $19.6
                  PV of Terminal Multiple            20.1      20.7      21.4      22.1
                                                    -----     -----     -----     -----
                  Enterprise Value                  $39.7     $40.3     $41.0     $41.7
                  Less: Net Debt                      0.0       0.0       0.0       0.0
                                                    -----     -----     -----     -----
                  EQUITY VALUE                      $39.7     $40.3     $41.0     $41.7
                  IMPLIED PERPETUITY GROWTH           5.0%      5.5%      6.0%      6.5%
                    % VALUE FROM TERMINAL MULT.      50.6%     51.4%     52.2%     53.0%
                                      --------------------------------------------------
                                      SELECTED EQUITY VALUE RANGE    $40      -      $65
                                      --------------------------------------------------


-------------------------------------------------------------------------------
                                                      WASSERSTEIN PERELLA & CO.

MYCOGEN CORPORATION                         VALUATION: SUMMARY OF BUSINESS UNITS
--------------------------------------------------------------------------------
ELEMENTS OF PROJECTED BUSINESS VALUATION

---------------------------------------------------------------------------------------------------------
BUSINESS                CROP           TRAIT                          GEOGRAPHICAL REGION
--------                ----           -----                          -------------------
                                                        N. AMERICA    ARGENTINA      BRAZIL     OTHER
---------------------------------------------------------------------------------------------------------
Biopesticides             --             --                   X

SoilServ                 --             --                   X

Conventional Seed
                        Corn             --                   X             X           X
                        Soybeans         --                   X
                        Sunflower        --                   X
                        Sorghum          --                   X
                        Alfalfa          --                   X

Early Traits (Herbicide Resistance)
                        Corn           RR/LL                  X             X           X
                        Sunflower      RR/LL                                X
                        Soybean        LL                     X
                        Sorghum        RR/LL                  X

Early Traits (Insect Resistance)
                        Corn           Bt176                  X
                        Corn           Spodoptera                                       X
                        Corn           Elasmopalpost                                    X
                        Corn           Diabrotica                                       X
                        Corn           Helicoverpa                                      X
                        Corn           Armyworm
                        Corn           ECB/Glufosinate        X             X
                        Corn           CRW/Glufosinate        X             X
                        Sunflower      Looper                               X
                        Sunflower      Head Moth              X
                        Sunflower      Seed Weevil            X
                        Soybean        Cyst                   X                         X
---------------------------------------------------------------------------------------------------------

                                                       WASSERSTEIN PERELLA & CO.
--------------------------------------------------------------------------------

MYCOGEN CORPORATION                         VALUATION: SUMMARY OF BUSINESS UNITS
--------------------------------------------------------------------------------
ELEMENTS OF PROJECTED BUSINESS VALUATION (CONT'D)

---------------------------------------------------------------------------------------------------------
BUSINESS                CROP           TRAIT                          GEOGRAPHICAL REGION
--------                ----           -----                          -------------------
                                                        N. AMERICA    ARGENTINA      BRAZIL     OTHER
---------------------------------------------------------------------------------------------------------
                        Sorghum        Midge
                                       Greenbug Aphid
                        Alfalfa        Weevil
                                       Lepidoptera

Output                  Corn           High Oil               X             X           X
                                       High Oil/Evt. 176      X
                                       Hi Oleic               X             X           X
                                       Low Phytate            X             X           X
                                       Forage Protein         X             X           X
                                       Green Gene             X             X           X
                        Soybean        High Nutrition         X                         X
                        Sunflower      High Oleic             X
                                       High Palmitic          X
                                       Quality Protein        X             X
                        Sorghum        Nutritional            X

Disease Resistance
                        Corn           Mold/Mycototoxin                     X           X
                        Sunflower      Sclerotinia            X             X
                                       Verticilian                          X
---------------------------------------------------------------------------------------------------------

                                                       WASSERSTEIN PERELLA & CO.
--------------------------------------------------------------------------------

MYCOGEN CORPORATION                         VALUATION: SUMMARY OF BUSINESS UNITS
--------------------------------------------------------------------------------
ELEMENTS OF PROJECTED BUSINESS VALUATION (CONT'D)

---------------------------------------------------------------------------------------------------------
BUSINESS                CROP           TRAIT                          GEOGRAPHICAL REGION
--------                ----           -----                          -------------------
                                                        N. AMERICA    ARGENTINA      BRAZIL     OTHER
---------------------------------------------------------------------------------------------------------
JV/Partner Royalties
                        VMO            Conventional                                             Europe
                                       Early Traits                                             Europe
                                       Output Traits                                            Europe
                        Cotton         Conventional           X             X
                                       Bud/Bollworm           X             X                   Australia
                                       Boll Weevil            X             X                     and
                                       Lygus                  X                                 Greece
                        Oilseed/Humko      --                 X             X
                        Oilseed/DAS        --                 X
                        Rice           Stem Borer                                               Japan
                                       Plant Hopper                                             Japan
                        Turf           White Grub             X
                                       Army/Cutworm           X
                                       Webworm                X
---------------------------------------------------------------------------------------------------------

                  -------------------------------------------------------------------------------------
                         Products Valued (By Region)           38            19         14          7

                         Total Product Lines Valued            78
                  -------------------------------------------------------------------------------------

                  --------------------------------------------------
                         Conventional and Other                14

                         Early Traits                          33

                         Output Traits                         25

                         Disease Resistance                     5
                  --------------------------------------------------


                                                       WASSERSTEIN PERELLA & CO.
--------------------------------------------------------------------------------

MYCOGEN CORPORATION







                    RESULTS OF DISCOUNTED CASH
                         FLOW VALUATION







                                                      WASSERSTEIN PERALLA & CO.
-------------------------------------------------------------------------------

MYCOGEN CORPORATION              VALUATION: VARIABLE DISCOUNT RATE DCF ANALYSIS
-------------------------------------------------------------------------------
SUMMARY OF VALUATION

------------------------------------------------------------------------------------------------------------------------------------
                                            Discount     Growth Rate     Valuations                Geographic Sub-     Volume
Business            Crop       Region         Rate     /EBIT Multiple   Lo         Hi     Average     Total   Totals   Share
------------------------------------------------------------------------------------------------------------------------------------
BIO-PESTICIDES       -           -         11.0%-14.0%       6 -  10    $    3    $    4   $    4    $    4   $    4    $0.09-$0.12
SOILSERV             -           -         11.0%-14.0%       6 -  10    $   28    $   40   $   34    $   34   $   34    $0.72-$1.02
CONVEN. SEED       Corn        N. America  12.0%-14.0%       8 -  12    $   94    $  210   $  152
                               Agentina    12.0%-14.0%       8 -  12    $   37    $   34   $   47
                               Brazil      12.0%-14.0%       8 -  12    $  101    $  175   $  138
                   Soybeans    N. America  12.0%-14.0%       8 -  12    $  (10)   $   18   $    4
                               Brazil      12.0%-14.0%       8 -  12    $    0    $    0   $    0
                   Sorghum     N. America  12.0%-14.0%       8 -  12    $    9    $   15   $   12
                   Alfalfa     N. America  12.0%-14.0%       8 -  12    $    3    $    9   $    6
                   Sunflower   N. America  12.0%-14.0%       8 -  12       $(4)      $(4)     $(4)
                               Argentina   12.0%-14.0%       8 -  12    $   14    $   22   $   18
                   All         N. America  12.0%-14.0%       8 -  12    $   97    $  254             $  176             $2.51-$6.54
                               Argentina   12.0%-14.0%       8 -  12    $   49    $   79             $   64             $1.28-$2.02
                               Brazil      12.0%-14.0%       8 -  12    $  101    $  175             $  138             $2.62-$4.30
                                                                                  TOTAL CONVENTIONAL SEED     $  378

EARLY/INPUT TRAITS
                   Corn        N. America  20.0%-24.0%    5.0% - 6.5%   $   72 -  $  126   $   99
                               Argentina   20.0%-24.0%    5.0% - 6.5%   $    1 -  $    5   $    3
                               Brazil      20.0%-24.0%    5.0% - 6.5%   $   29 -  $   53   $   41
                   Soybeans    N. America  20.0%-24.0%    5.0% - 6.5%   $   40 -  $   65   $   52
                               Brazil      20.0%-24.0%    5.0% - 6.5%      $(0)-  $    1   $    0
                   Sunflower   N. America  20.0%-24.0%    5.0% - 6.5%      $(1)-     $(1)     $(1)
                               Argentina   20.0%-24.0%    5.0% - 6.5%      $(0)-  $    2   $    1
                   All         N. America  20.0%-24.0%    5.0% - 6.5%   $  110 -  $  190             $  150             $2.85-$4.82
                               Argentina   20.0%-24.0%    5.0% - 6.5%   $    1 -  $    7             $    4             $0.02-$0.18
                               Brazil      20.0%-24.0%    5.0% - 6.5%   $   29 -  $   54             $   41             $0.74-$1.39
                                                                                       TOTAL EARLY TRAITS     $  195

OUTPUT TRAITS
                   Corn        N. America  25.0%-30.0%    5.0% - 6.5%   $    7 -  $   17   $   12
                               Argentina   25.0%-30.0%    5.0% - 6.5%      $(2)-     $(2)     $(2)
                               Brazil      25.0%-30.0%    5.0% - 6.5%   $    5 -  $   11   $    8
                   Soybean     N. America  25.0%-30.0%    5.0% - 6.5%   $  144 -  $  266   $  205
                               Brazil      25.0%-30.0%    5.0% - 6.5%   $    7 -  $   14   $   11
                   Sunflower   N. America  25.0%-30.0%    5.0% - 6.5%   $    4 -  $    8   $    6
                               Argentina   25.0%-30.0%    5.0% - 6.5%   $   13 -  $   23   $   18
                   All         N. America  25.0%-30.0%    5.0% - 6.5%   $  156 -  $  291             $  223             $4.03-$7.47
                               Argentina   25.0%-30.0%    5.0% - 6.5%   $   11 -  $   21             $   16             $0.28-$0.55
                               Brazil      25.0%-30.0%    5.0% - 6.5%   $   14 -  $   27             $   20             $0.35-$0.70
                                                                                      TOTAL OUTPUT TRAITS     $  260

DISEASE RESISTANCE
                               N. America  31.0%-50.0%    8.0% - 10.0%     $(2)-  $    0      $(1)      $(1)            $0.05-$0.00
                               Argentina   31.0%-50.0%    8.0% - 10.0%     $(0)-  $    2   $    1    $    1             $0.00-$0.04
                               Brazil      31.0%-50.0%    8.0% - 10.0%     $(0)-     $(0)     $(0)      $(0)            $0.01-$0.01
                                                                       TOTAL DISEASE RESISTANCE (CURRENT)     $(1)

                   All Other Crops         45.0%-50.0%    8.0% - 10.0%  $  119 -  $  154   $  136    $  136             $3.07-$3.96
                   Rice (Japan Tobacoo)    31.0%-50.0%    5.0% - 10.0%     $(2)-  $    2      $(0)      $(0)            $0.06-$0.04
                                                                         TOTAL DISEASE RESISTANCE (OTHER)     $  136

JV/ROYALTIES
    VMO            Conventional Seed       12.0%-14.0%       % - 10     $    7 -  $   10   $    9                       $0.18-$0.27
                   Early/Input Traits      20.0%-24.0%    5.0% - 6.5 %     $(1)-     $(2)     $(2)                      $0.04-$0.04
                   Output Traits           25.0%-30.0%    5.0% - 6.5 %  $    2 -  $    4   $    3                       $0.06-$0.11
                   Disease Res.            31.0%-30.0%    5.0% - 10.0%     $(0)-  $    0   $    0                       $0.00-$0.01
                                                             TOTAL VMO  $    8    $   14             $   11   $   11

    JG BOSWELL     Cotton                  12.0%-14.0%       % -   12   $   59 -  $   86   $   73    $   73   $   73    $1.53-$2.22

    HUMKO          Oilseed     N. America  12.0%-14.0%       % -   10   $    0 -  $    0   $    0    $    0             $0.00-$0.00
                               Argentina   12.0%-14.0%       % -   10   $    2 -  $    3   $    2    $    2             $0.06-$0.07
                                                         TOTAL OTHER    $    0 -  $    0                      $    3

    DAS CANADA     Canola                  20.0%-24.0%       % -   12   $   13 -  $   21   $   17    $   17   $   17    $0.33-$0.54
    PHB BT ROYALTIES                       20.0%-24.0%                  $   35 -  $   38   $   36    $   36   $   36    $0.89-$0.97
    OTHER PARTNER ROYALTIES                20.0%-24.0%    1.0% - 2.5%   $   14 -  $   21   $   17    $   17   $   17    $0.35-$0.54
    Other Pests/Crops                      31.0%-50.0%    5.0% - 6.5%   $   20 -  $  104   $   62    $   62   $   62    $0.53-$2.67

MISCELLANEOUS(1)

      NOL-Current (est)                                                 $   80 -  $   80   $   80    $   80             $2.07-$2.06
      NOL-Projects (est)                                                $   31 -  $   31   $   31    $   31             $0.79-$0.78
      Monsanto Settlement (80%-100% Probability)                        $   82 -  $  103   $   92    $   92             $2.12-$2.64
      35% in Vermont (at cost)                                          $    9 -  $    9   $    9    $    9             $0.24-$0.24
      Bt Blocking (50% probability)        20.0%-14.0%                  $  111 -  $  131   $  121    $  121             $2.83-$3.36
      Litigation Expense (Net of Interest) 12.0%-14.0%                    $(37)-    $(36)    $(36)     $(36)
      Net Debt                                                            $(75)-    $(75)    $(75)     $(75)            $1.94-$1.93
                                                                                                              $  222
                                                                        ------    ------   ------    ------   ------
TOTAL                                                                   $1,068    $1,823   $1,440    $1,448   $1,448


    Shares Outstand (MM)       36.26
    Options Outstand (MM)       3.59
Final Outstanding (Treasury Method, MM)                                  38.73     38.93    38.69     38.69

                                                          Value Share   $27.57    $46.84   $37.22    $37.42


------------------------------------------------------------------------------------------------------------------------------------

(1) Additional opportunities remaining to be quantified include biotech reagent and protocol licensed royalties and oral immunity.

Note: Initial value excludes contribution from revenue synergies, cost savings, and other economies of scale from consolidation with DAS. Value per share calculted based on outstanding common shares, includes 3.593 million outstanding options with an average exercise price of $12.03

                                                       Wasserstein Peralla & Co.
--------------------------------------------------------------------------------

MYCOGEN                          VALUATION: VARIABLE DISCOUNT RATE DCF ANALYSIS
-------------------------------------------------------------------------------
VALUATION OF BUSINESSES (AVERAGE OF PROJECTED RANGE)


                                     [GRAPH]


                                                      WASSERSTEIN PERELLA & CO.
-------------------------------------------------------------------------------

MYCOGEN CORPORATION                      VALUATION: PROBABILITY-WEIGHTED METHOD
-------------------------------------------------------------------------------
PROBABILITY-WEIGHTED VALUATION METHODOLOGY

- AN ALTERNATIVE METHOD OF VALUATION, RATHER THAN VARYING THE DISCOUNT RATES FOR VARIOUS PROJECTS, USES PROBABILISTIC WEIGHTING OF EVENTS WITH A CONSTANT RISK-ADJUSTED COST OF CAPITAL

- INSTEAD OF USING VARIABLE DISCOUNT RATES FOR BUSINESSES TO REFLECT THE VARYING ASSOCIATED RISK, THE RISK OF A GIVEN BUSINESS IS MADE EXPLICIT THROUGH DEFINED GO/NO GO DECISION STAGES

   - The development pipeline for new products is defined in terms of discrete stages with associated cost requirements. Each stage is also examined in terms of success rate of various categories of projects through the relevant go/no go decision pointS

   - Scientific expert opinion is collectively applied to estimate the projected probability for successfully developing new projects. Early stages receive a low probability due to scientific risks, and later stages receive a higher probability due to commercialization risks

- THE RESULTING PRODUCT ATTRITION AND SPENDING PROFILES ARE APPLIED TO ESTIMATE THE PROBABILITY THAT A GIVEN PROJECT WILL PASS THROUGH SUCCESSIVE STAGES OF THE DEVELOPMENT PIPELINE UNTIL COMMERCIALIZATION. THESE PROBABILITY-WEIGHTED EXPENSE AND REVENUE STREAMS ARE THEN USED TO ESTIMATE THE FREE CASH FLOW AND ASSOCIATED VALUATION

- WP&CO. HAS LOWERED MANAGEMENT PROBABILITY ESTIMATES TO REFLECT EXECUTION AND COMMERCIALIZATION RISK IN LIGHT OF SIZE AND FINANCIAL RESOURCES OF COMPETITORS

                                                MANAGEMENT          WP&CO. MODIFIED
                                                ----------          ---------------
                                                ESTIMATES              ESTIMATES
                                                ---------              ---------

Early Traits                                      100%                    90%

Output Traits                                     100%                    81%

Disease Resistance                                100%                    72%

                                                      WASSERSTEIN PERELLA & CO.
-------------------------------------------------------------------------------

MYCOGEN CORPORATION                      VALUATION: PROBABILITY-WEIGHTED METHOD
-------------------------------------------------------------------------------
PRODUCT ATTRITION PROFILE FOR PROBABILITY-WEIGHTED VALUATION METHOD

    ------------          -------------             ------------------
    EARLY TRAITS          OUTPUT TRAITS             DISEASE RESISTANCE
    ------------          -------------             ------------------

       [GRAPH]               [GRAPH]                   [GRAPH]





   COST  ($/MM)              T-5       T-4       T-3       T-2       T-1        T=0
                           -------   -------   -------   -------  --------   (LAUNCH)

ACTIVITIES
Gene characterization       $2.00     $0.5      $0.0
Expression/Screening                  $1.0      $0.5
Optimization                                    $0.5      $0.1
Event Breeding                                            $0.6      $0.6


                                                      WASSERSTEIN PERELLA & CO.
-------------------------------------------------------------------------------

MYCOGEN CORPORATION          VALUATION: PROBABILITY-WEIGHTED METHOD DCF ANALYSIS
--------------------------------------------------------------------------------
SUMMARY OF VALUATION

----------------------------------------------------------------------------------------------------------------------------
BUSINESS                CROP         REGION       DISCOUNT      GROWTH RATE       VALUATION               GEOGRAPHIC   SUB-
                                                    RATE      /EBIT MULTIPLE     LO       HI     AVERAGE     TOTAL    TOTALS
----------------------------------------------------------------------------------------------------------------------------
BIOPESTICIDES             -             -       10.0% - 14.0%      6 -    10       $3 -     $5       $4         $4        $4
SOILSERV                  -             -       10.0% - 14.0%      6 -    10      $27 -    $41      $34        $34       $34
CONVEN. SEED
                       Corn        N. America   11.0% - 14.0%      8 -    10      $95 -   $185     $140
                                   Argentina    11.0% - 14.0%      8 -    10      $37 -    $55      $46
                                   Brazil       11.0% - 14.0%      8 -    10     $112 -   $178     $145
                       Soybeans    N. America   11.0% - 14.0%      8 -    10     ($11)-     $9      ($1)
                                   Brazil       11.0% - 14.0%      8 -    10       $0 -     $0       $0
                       Sorghum     N. America   11.0% - 14.0%      8 -    10       $9 -    $14      $12
                       Alfalfa     N. America   11.0% - 14.0%      8 -    10       $3 -     $8       $5
                       Sunflower   N. America   11.0% - 14.0%      8 -    10      ($4)-    ($4)     ($4)
                                   Argentina    11.0% - 14.0%      8 -    10      $15 -    $22      $18
                       All         N. America   11.0% - 14.0%      8 -    10     $101 -   $221                $161
                                   Argentina    11.0% - 14.0%      8 -    10      $54 -    $81                 $68
                                   Brazil       11.0% - 14.0%      8 -    10     $112 -   $178                $145
                                                                                Total Conventional Seed                 $374
EARLY/INPUT TRAITS
                       Corn        N. America   11.0% - 14.0%   5.0% -  6.5%      $63 -   $150     $106
                                   Argentina    11.0% - 14.0%   5.0% -  6.5%       $1 -     $6       $4
                                   Brazil       11.0% - 14.0%   5.0% -  6.5%      $22 -    $56      $39
                       Soybeans    N. America   11.0% - 14.0%   5.0% -  6.5%      $72 -   $154     $113
                                   Brazil       11.0% - 14.0%   5.0% -  6.5%      ($0)-     $1       $0
                       Sunflower   N. America   11.0% - 14.0%   5.0% -  6.5%      ($2)-     $0      ($1)
                                   Argentina    11.0% - 14.0%   5.0% -  6.5%      ($0)-     $4       $2
                       All         N. America   11.0% - 14.0%   5.0% -  6.5%     $134 -   $305                $219
                                   Argentina    11.0% - 14.0%   5.0% -  6.5%       $1 -    $10                  $6
                                   Brazil       11.0% - 14.0%   5.0% -  6.5%      $22 -    $57                 $40
                                                                                     Total Early Traits                 $264
OUTPUT TRAITS
                       Corn        N. America   11.0% - 14.0%   5.0% -  6.5%       $6 -    $23      $14
                                   Argentina    11.0% - 14.0%   5.0% -  6.5%      ($1)-    ($0)     ($1)
                                   Brazil       11.0% - 14.0%   5.0% -  6.5%       $2 -     $9       $5
                       Soybeans    N. America   11.0% - 14.0%   5.0% -  6.5%     $110 -   $276     $193
                                   Brazil       11.0% - 14.0%   5.0% -  6.5%       $6 -    $16      $11
                       Sunflower   N. America   11.0% - 14.0%   5.0% -  6.5%       $3 -     $7       $5
                                   Argentina    11.0% - 14.0%   5.0% -  6.5%       $8 -    $18      $13
                       All         N. America   11.0% - 14.0%   5.0% -  6.5%     $120 -   $306                $213
                                   Argentina    11.0% - 14.0%   5.0% -  6.5%       $6 -    $18                 $12
                                   Brazil       11.0% - 14.0%   5.0% -  6.5%      $10 -    $27                 $18
                                                                                    Total Output Traits                 $243
DISEASE RESISTANCE
                                   N. America   11.0% - 14.0%   8.0% - 10.0%      ($2)-    $11       $4         $4
                                   Argentina    11.0% - 14.0%   8.0% - 10.0%       $1 -    $10       $6         $6
                                   Brazil       11.0% - 14.0%   8.0% - 10.0%      ($1)-    ($1)     ($1)       $(1)
                                                                      Total Disease Resistance (Current)                  $9

    Disease Resistance - All Other Crops        11.0% - 14.0%   5.0% -  6.5%      $86 -   $176     $131       $131
                       - Rice (Japan Tobacco)   11.0% - 14.0%   5.0% -  6.5%       $3 -    $14       $8         $8
                                                                        Total Disease Resistance (Other)                $139
JV/ROYALTIES
    VMO                Conventional Seed        11.0% - 14.0%      6 -    12       $7 -    $13      $10
                       Early/Input Traits       11.0% - 14.0%   5.0% -  6.5%      ($1) -   ($1)     ($1)
                       Output Traits            11.0% - 14.0%   5.0% -  6.5%       $2 -     $4       $3
                       Disease-Res.             11.0% - 14.0%   8.0% - 10.0%       $0 -     $4       $2
                                                                     TOTAL VMO     $8      $21                 $14       $14
    JG Boswell         Cotton                   11.0% - 14.0%      6 -    12      $51 -    $93      $72        $72       $72

    Humko              Oilseed     N. America   11.0% - 14.0%      8 -    10       $0 -     $0       $0         $0
                                   Argentina    11.0% - 14.0%      8 -    10       $2 -     $3       $2         $2
                                                                 TOTAL OILSEED     $0 -     $0                            $3
    DAS Canada         Canola                   10.0% - 14.0%      4 -    10      $19 -    $40      $29        $29       $29
    PHB B1 Royalties                            10.0% - 14.0%                     $43 -    $48      $46        $46       $46
    Other Partner Royalties                     11.0% - 14.0%   5.0% -  6.5%      $10 -    $22      $16        $16       $16
    Other Pests / Crops                         11.0% - 14.0%   5.0% -  6.5%     $137 -   $334     $236       $236      $236

MISCELLANEOUS(1)
        NOL-Current (est)                                                         $80 -    $80      $80        $80
        NOL-Projected (est)                                                       $28 -    $28      $28        $28
        Monsanto Settlement (80-100% Probability)                                 $82 -   $103      $92        $92
        35% in Verneuil (at cost)                                                 $9 -     $9       $9         $9
        Bt Blocking (50% probability)           11.0% - 14.0%                    $175 -   $203     $189       $189
        Litigation Expense (Net of Interest)    11.0% - 14.0%                    ($37)    ($35)    ($36)      ($36)
        Net Debt                                                                 ($75)    ($75)    ($75)      ($75)     ($75)
                                                                                                                        $363
                                                                              -------   -------  -------    -------   -------
TOTAL                                                                          $1,110   $2,125   $1,748     $1,763    $1,763
    Shares Outstand. (MM)   36.26
    Options Outstand. (MM)   3.59
FINAL OUTSTANDING (TREASURY METHOD, MM)                                        38.35    39.05    38.89      38.90

                                                            Value/Share      $28.93   $54.41   $44.96     $45.33
----------------------------------------------------------------------------------------------------------------------------

(1) Additional opportunities remaining to be quantified include biotech reagent and protocol licensed royalties and oral immunity.
Note: Initial value excludes contribution from revenue synergies, cost savings, and other economies of scale from consolidation with DAS.
      Value per share calculated based on outstanding common shares, includes
      3.593 million outstanding options with an average exercise price of $12.03

                                                       WASSERSTEIN PERELLA & CO.
--------------------------------------------------------------------------------

MYCOGEN CORPORATION
------------------------------------------------------------------------------


                  ------------------------------------------

                             COMPARABLE ANALYSIS

                  ------------------------------------------


                                                     WASSERSTEIN PERELLA & CO.
------------------------------------------------------------------------------

MYCOGEN CORPORATION                                        COMPARABLE ANALYSIS
------------------------------------------------------------------------------

COMPARABLE SEED COMPANIES

  DIAMOND MYCOGEN'S VALUE IS A COMBINATION OF ITS CONVENTIONAL SEED BUSINESS AND THE VALUE DERIVED FROM ACTIVITIES IN THE AGROBIOTECH AREA

  DIAMOND MYCOGEN'S CONVENTIONAL SEED BUSINESS IS A VALUABLE ASSET BUT HAS NO CLEAR SIMILARLY SIZED AND SCOPED COMPARABLES

           - Within the past twelve months nearly every public U.S. seed company has either been acquired or received a strategic minority investment. As a result, these stocks trade based on their pending acquisition or in the case of Pioneer and AgriBiotech on speculation of some future transaction

           - Publicly traded seed companies are a scarce asset. Private seed companies appear to be an alternative to Mycogen, but most are too small, with the larger companies operating as cooperatives and limited in their ability to offer control to a third party

           - Market share remains a key determinant of value, both because of the critical effect of size in determining profitability and the ability to drive adoption of new hybrids in the market. However, a share of the larger market for major row crops, e.g. corn and soybean, is more highly valued than similar shares in other small crop segments

           - While Mycogen's seed business is smaller than both Pioneer and DeKalb Genetics, these are the most comparable businesses in their leadership roles in seed distribution, germplasm quality and commitment to R&D

  DIAMOND OFFSETTING MYCOGEN'S SIZE RELATIVE TO SEED COMPETITORS IS ITS CLEARLY SUPERIOR POSITION RELATIVE TO MOST COMPARABLE AGROBIOTECH COMPANIES

           - Mycogen has a technology and product development portfolio that is comparable to larger competitors. Mycogen dominates the attractive Bt market. Mycogen holds more than four times the number of Bt patents held by its closest competitor

           - Mycogen's network of alliances and licensing rights provide ready access to a critical mass of biotech tools and intellectual property. In addition, Mycogen has gained exclusive access to certain highly attractive new growth platforms such as Ahlquist technology for insect and disease resistance and oral immunity through transgenic plants

  DIAMOND MYCOGEN'S BIOTECH CAPABILITIES ARE UNIQUE. THERE IS NO COMPARABLE PUBLIC COMPANY OF ANY SIZE. HOWEVER, A GOOD HISTORICAL COMPARABLE IS PROVIDED BY PGS. THIS BUSINESS, WITH NO SALES, LARGE LOSSES AND AN IP POSITION CONSIDERABLY WEAKER THAN MYCOGEN'S, WAS ACQUIRED BY AGREVO FOR $733 MILLION


                                                     WASSERSTEIN PERELLA & CO.
------------------------------------------------------------------------------

MYCOGEN CORPORATION                                        COMPARABLE ANALYSIS
------------------------------------------------------------------------------

COMPARABLE COMPANY ACQUISITIONS

  DIAMOND THE RECENT ACQUISITION OF CARGILL'S INTERNATIONAL SEED BUSINESS CONTRADICTS THE NOTION THAT LOSS-MAKING MYCOGEN DIFFERS FROM OTHER COMPARABLE ACQUISITIONS SINCE OTHER COMPANIES ARE ALL PROFITABLE. CARGILL'S LOSS-MAKING SEED BUSINESS (-$-20 MILLION IN 1997) WAS RECENTLY ACQUIRED BY MONSANTO FOR $1.4 BILLION

  DIAMOND THERE ARE NO COMPARABLE ACQUISITIONS OF SEED COMPANIES WITH A SIMILAR MARKET SHARE AND PRESENCE IN CROP SEGMENTS TO MYCOGEN. HOWEVER, THE ACQUISITION OF MINORITY STAKES IN PIONEER AND THE ACQUISITION OF DELTA AND PINE LAND PROVIDE SOME SIMILARITY IN TERMS OF CROP PRESENCE AND MARKET SHARE, RESPECTIVELY

  DIAMOND DOW'S 68.8% OWNERSHIP OF MYCOGEN WAS BOUGHT AT AN AGGREGATE ACQUISITION PRICE OF $16.78 PER SHARE. ALTHOUGH THE INITIAL PURCHASE OF 4.45 MILLION SHARES FROM LUBRIZOL TOOK PLACE AT A 25% PREMIUM TO THE MARKET, THE SUBSEQUENT SHARES PURCHASED BY DOW HAVE BEEN ACQUIRED AT A MINIMAL PREMIUM (LESS THAN 5% IN AGGREGATE)

  DIAMOND COMPARABLE "SQUEEZE-OUT" TRANSACTIONS IN THE BIOTECH INDUSTRY HAVE REQUIRED PREMIUM TO THE CURRENT SHAREHOLDERS OF OVER 50%. ACQUIRING THE REMAINING SHARES OF MYCOGEN IN THE RANGE OF THE CURRENT VALUATION OR AT A SIMILAR PREMIUM TO THE MARKET WILL STILL PROVIDE DOW WITH THE COMPLETE ACQUISITION OF MYCOGEN AT AN AGGREGATE PURCHASE PRICE AT OR BELOW CURRENT TRADING VALUES


                                                     WASSERSTEIN PERELLA & CO.
------------------------------------------------------------------------------

MYCOGEN CORPORATION                                        COMPARABLE ANALYSIS
------------------------------------------------------------------------------


PREMIUM ANALYSIS - MONSANTO/DEKALB GENETICS

                                                                                  Premium to Prior Price
                                                        ----------------------------------------------------------------------
                                         Price/
Annc. Date  Shares(3)  % Total  Cumm %   Share(3)        1-Day              1-Week             4-Weeks           8-Weeks
----------  --------   -------  ------   --------       ------              ------             -------           -------

 2/11/96      0.49      1.4%      1.4%   $ 10.83        $11.42     (5%)     $10.96     (1%)    $ 7.83     38%    $ 7.58    43%
 2/11/96      2.27      6.6%      8.0%   $ 10.83        $11.42     (5%)     $10.96     (1%)    $ 7.83     38%    $ 7.58    43%
 2/11/96     10.34     29.9%     37.8%   $ 11.83        $11.42      4%      $10.96      8%     $ 7.83     51%    $ 7.58    56%
   NA         0.71      2.1%     39.9%   $ 38.26 (4)
 5/9/98      20.81     60.1%    100.0%   $100.00        $74.13     35%      $69.50     44%     $70.81     41%    $70.19    42%
            ------
 TOTAL       34.61



                                               Weighted Avg.      Latest Acq.
                                               -------------      -----------
   PURCHASE PRICE PER SHARE                         $  65.29         $ 100.00
   Shares Outstanding (2)                               36.3             36.3
                                                    --------         --------
   Aggregate Purchase Value                         $2,371.9         $3,632.7
   Net Debt (2/98)                                     110.0            110.0
                                                    --------         --------
   ADJUSTED AGGREGATE PURCHASE VALUE                $2,481.9         $3,742.7

   LTM Sales (2/98)                                 $  468.6         $  468.6
   ADJUSTED AGGREGATE PURCHASE VALUE/SALES             5.30x            7.99x


-------------------
(1)  Estimated based on analyst estimates and news articles
(2)  Represents common equivalent shares based on respective prices
(3)  Split adjusted
(4)  Estimated average share price. Specific dates were not available


                                                     WASSERSTEIN PERELLA & CO.
------------------------------------------------------------------------------

MYCOGEN CORPORATION                                         COMPARABLE ANALYSIS
-------------------------------------------------------------------------------
PREMIUM ANALYSIS - DOW/MYCOGEN

                          TOTAL %
                       ---------------                                   PREMIUM TO PRIOR PRICE
                        PRE     POST                   ----------------------------------------------------------------
ANNC. DATE    SHARES   TRANS.   TRANS.   PRICE/SHARE      1-DAY          1-WEEK           4-WEEKS            8-WEEKS
----------    ------   ------   ------   -----------      ------         ------           -------            -------

  1/15/96      4.45    18.1%     12.3%      $16.27     $16.00    2%   $14.25    14%    $13.88    17%     $13.00    25%
  1/15/96      9.50    38.6%     26.3%      $13.28     $16.00  (17%)  $14.25    (7%)   $13.88    (4%)    $13.00     2%
    1996       0.85     3.4%      2.3%      $17.21(1)
  12/3/96      1.00     4.1%      2.8%      $16.75     $16.75    0%   $16.75     0%    $15.75     6%     $14.38    17%
    1997       2.29     9.3%      6.3%      $23.20(2)
   1/9/98      0.48     2.0%      1.3%      $19.46     $19.25    1%   $19.13     2%    $19.75    (1%)    $19.94    (2%)
  1/16/98      3.76    15.3%     10.4%      $19.94     $18.75    6%   $19.13     4%    $19.13     4%     $19.88     0%
    1998       0.30     1.2%      0.8%      $19.48
  3/13/98      2.00     8.1%      5.5%      $20.06     $18.31   10%   $18.75     7%    $20.63    (3%)    $21.75    (8%)
              ------  ------    ------      ------
 Subtotal     24.63   100.0%     68.2%      $16.78
   Final      11.48              31.8%
              ------            ------
   Total      36.11             100.0%

ASSUMED FINAL PURCHASE PRICE/SHARE         $20.50      $25.00         $30.00           $35.00            $40.00

Cum. Wtd. Avg. Price                       $17.96      $19.39         $20.98           $22.57            $24.16
Shares Outstanding(3)                        37.9        38.4           38.8             39.0              39.2
                                           ------      ------         ------           ------            ------
Aggregate Purchase Value                   $681.6      $744.9         $813.5           $880.8            $947.4
Net Debt (2/98)                              13.7        13.7           13.7             13.7              13.7
                                           ------      ------         ------           ------            ------
ADJUSTED AGGREGATE PURCHASE VALUE          $695.2      $758.6         $827.1           $894.5            $961.1

LTM Sales (2/98)                           $214.0      $214.0         $214.0           $214.0            $214.0
ADJUSTED AGGREGATE PURCHASE VALUE/SALES     3.25x       3.55x          3.87x            4.18x             4.49x

----------------------------
(1) Weighted average price of various open market purchases made during 1996
(2) Weighted average price of various open market purchases made during 1997
(3) Represents common equivalent shares based on respective purchase prices for final share blocks


                                                      WASSERSTEIN PERELLA & CO.
-------------------------------------------------------------------------------

MYCOGEN CORPORATION                                         COMPARABLE ANALYSIS
-------------------------------------------------------------------------------
PREMIUM ANALYSIS FOR BIOTECH ACQUISITIONS BY MAJOR SHAREHOLDERS(1)

                                                                                             SELLER CLOSING PRICE/
                                                                                         PRE-ANN. ACQUISITION PREMIUM
                                                        ANN. DEAL   PER SHARE            ----------------------------
                                                ANN.      VALUE       ACQ.     % BEING     1-DAY    30-DAY    60-DAY
ACQUIROR            SELLER                      DATE      ($MM)       PRICE    ACQUIRED    PREM.     PREM.     PREM.
--------            ------                      ----    -------     -------    --------   ------    ------    ------
Monsanto Co.        Calgene Inc. (Biotech)     1/28/97    242.6       $8.00      43.7%     45.5%     60.0%     45.5%

Novartis AG         SyStemix Inc. (Biotech)    5/27/96    119.4      $19.50      26.8%     77.3%     59.2%     48.6%

Monsanto Co.        DeKalb Genetics             5/9/98  3,426.2     $100.00     60.11%    34.91%    41.22%    42.47%

-------------------------------------------------------------------------------

Mean                                                                             43.5%     52.5%     53.5%     45.5%

Median                                                                           43.7%     45.5%     59.2%     45.5%

Maximum                                                                          60.1%     77.3%     60.0%     48.6%

Minimum                                                                          26.8%     34.9%     41.2%     42.5%

Mycogen Corp. Data                                                                        $23.75    $23.25    $23.00

Implied Share Price Based on Median for Biotech Transactions                              $34.55    $37.01    $33.45

Implied Share Price Based on Median for Biotech Transactions                              $36.23    $35.68    $33.47

-------------------------------------------------------------------------------


----------------------------
(1) Source: Securities Data Company
Note: Unless noted, days referred to are calendar days.


                                                      WASSERSTEIN PERELLA & CO.
-------------------------------------------------------------------------------

MYCOGEN CORPORATION
--------------------------------------------------------------------------------





                    -------------------------------------



                                 CONCLUSIONS



                    -------------------------------------





                                                       WASSERSTEIN PERELLA & CO.
--------------------------------------------------------------------------------

MYCOGEN CORPORATION                                                  CONCLUSIONS
--------------------------------------------------------------------------------
SUMMARY OF VALUATION RESULTS





                                                          LOW     MEAN      HIGH
                                                          ---     ----      ----

      DISCOUNTED CASH FLOW
              Variable Discount Rate                    $27.57              $46.84
              Probability-Weighted Method               $28.93              $54.41

      COMPARABLE TRADING COMPANIES(1)
              Premium of 10%, Implied Multiple: 5.5x             $31.06
              Premium of 30%, Implied Multiple: 5.8x             $32.92
              Premium of 50%, Implied Multiple: 6.2x             $34.78

      COMPARABLE ACQUISITIONS(2)
              Range with and without DKB(3)             $33.24              $38.85

     BIOTECH SQUEEZE OUT
     (Comparable Range of Premiums)
              Based on Current Price                    $32.04              $42.43
              Based on Price 60 Days Prior              $32.77              $34.17





(1) Comparable Companies: Pioneer, DeKalb, Delta and Pine Land, and Agribiotech. Acquisition premiums only applied to sales multiples for Pioneer and Agribiotech.

(2) Comparable acquisitions included: DeKalb(60%)/Monsanto; Calgene (49.9%/Monsanto); Pioneer Hi-Bred(20%)/DuPont and Delta and Pine Land/ Monsanto.

(3) Delta and Pine Land acquisition not directly comparable due to dominant DPL position in cotton market.

                                                       WASSERSTEIN PERELLA & CO.
--------------------------------------------------------------------------------

MYCOGEN                                                              CONCLUSIONS
--------------------------------------------------------------------------------
GRAPHICAL SUMMARY OF VALUATION RESULTS

METHOD
------

- DISCOUNTED CASH FLOW
  - Variable Discount Rate                               [LINE GRAPH]
  - Probability-Weighted


- COMPARABLE TRADING COMPANIES
  (Premiums only apply to PHB and AgroBiotech)
  - Premium 10%                                          [LINE GRAPH]
  - Premium 30%
  - Premium 50%


- COMPARABLE ACQUISITIONS
  - DKB, PHB, Calgen (49,9%)                             [LINE GRAPH]
    (with and without DPL)


- BIOTECH SQUEEZE OUT
  (Range of Biotech Premiums)                            [LINE GRAPH]
  - Based on Current Price
  - Based on Price 60 Days Prior

                                                       WASSERSTEIN PERELLA & CO.
--------------------------------------------------------------------------------

MYCOGEN                                                              CONCLUSIONS
--------------------------------------------------------------------------------
IMPLIED AGGREGATE DOW PURCHASE PRICE FOR MYCOGEN

VALUATION APPROACH
------------------
- VARIABLE DISCOUNT RATE

- PROBABILITY-WEIGHTED

- COMPARABLE TRADING/ACQUISITIONS

- BIOTECH SQUEEZE OUT



IMPLIED AGGREGATE PURCHASE
--------------------------
(REMAINING BLOCK PURCHASED AT ABOVE VALUATION)

- VARIABLE DISCOUNT RATE

- PROBABILITY-WEIGHTED

- COMPARABLE TRADING/ACQUISITIONS

- BIOTECH SQUEEZE OUT


                                MYCO [$23.75]


                                                       WASSERSTEIN PERELLA & CO.
--------------------------------------------------------------------------------

MYCOGEN CORPORATION
--------------------------------------------------------------------------------





                        ------------------------------



                                   APPENDIX


                            A. SUMMARY FINANCIALS
                            B. COMPARABLE ANALYSES



                        ------------------------------






                                                       WASSERSTEIN PERELLA & CO.
--------------------------------------------------------------------------------

MYCOGEN CORPORATION
--------------------------------------------------------------------------------





                        ------------------------------



                              SUMMARY FINANCIALS



                        ------------------------------






                                                       WASSERSTEIN PERELLA & CO.
--------------------------------------------------------------------------------

MYCOGEN CORPORATION               VALUATION: VARIABLE DISCOUNT RATE DCF ANALYSIS
--------------------------------------------------------------------------------
CORPORATE INCOME STATEMENT PROJECTIONS ($MM)


                             1998      1999      2000      2001      2002      2003      2004       2005        2006        2007
                            ------    ------    ------    ------    ------    ------    ------    --------    --------    --------
Revenues                    $256.5    $298.5    $355.8    $418.5    $491.3    $575.7    $702.1    $1,057.6    $1,498.5    $2,026.7
  SoilServ                  $ 34.2    $ 33.4    $ 33.4    $ 33.4    $ 33.4    $ 33.4    $ 33.4    $   33.4    $   33.4    $   33.4
  Biopesticides             $  8.3    $  7.8    $  7.8    $  7.8    $  7.8    $  7.8    $  7.8    $    7.8    $    7.8    $    7.8
  Seeds                     $186.4    $221.0    $273.3    $330.1    $400.6    $483.9    $605.0    $  957.2    $1,393.6    $1,916.3
  VMO                       $  5.9    $  7.4    $  8.1    $  9.1    $ 10.2    $ 11.5    $ 17.0    $   20.5    $   25.2    $   30.7
  Oilseed                   $ 21.7    $ 28.8    $ 33.2    $ 38.1    $ 39.3    $ 39.1    $ 38.9    $   38.7    $   38.5    $   38.5
COGS                        $147.6    $175.3    $200.1    $226.8    $252.6    $278.7    $312.7    $  361.5    $  408.9    $  464.1
  SoilServ                  $ 22.0    $ 22.3    $ 22.3    $ 22.3    $ 22.3    $ 22.3    $ 22.3    $   22.3    $   22.3    $   22.3
  Biopesticides             $  4.5    $  4.9    $  4.9    $  4.9    $  4.9    $  4.9    $  4.9    $    4.9    $    4.9    $    4.9
  Seeds                     $ 96.3    $115.8    $135.9    $157.3    $180.9    $206.1    $239.3    $  287.1    $  333.3    $  387.2
  VMO                       $  3.9    $  4.9    $  5.4    $  6.1    $  6.8    $  7.6    $  8.5    $    9.6    $   10.7    $   12.0
  Oilseed                   $ 20.9    $ 27.5    $ 31.7    $ 36.3    $ 37.8    $ 37.8    $ 37.8    $   37.8    $   37.8    $   37.8
GROSS PROFIT                $109.0    $123.2    $155.7    $191.8    $238.7    $297.0    $389.4    $  696.1    $1,089.6    $1,562.6
SG&A                        $ 68.6    $ 81.6    $ 88.9    $ 95.7    $105.0    $114.1    $127.9    $  147.0    $  173.4    $  204.9
R&D                         $ 32.5    $ 45.5    $ 56.4    $ 64.5    $ 71.3    $ 77.1    $ 86.7    $  119.5    $  164.2    $  215.0
  SoilServ                  $  0.0    $  0.0    $  0.0    $  0.0    $  0.0    $  0.0    $  0.0    $    0.0    $    0.0    $    0.0
  Biopesticides             $  1.1    $  0.8    $  0.8    $  0.8    $  0.8    $  0.8    $  0.8    $    0.8    $    0.8    $    0.8
  Seeds                     $ 30.8    $ 44.0    $ 53.9    $ 60.8    $ 66.8    $ 72.7    $ 83.0    $  116.6    $  160.8    $  211.1
  VMO                       $  0.6    $  0.7    $  1.7    $  2.8    $  3.6    $  3.6    $  2.9    $    2.1    $    2.5    $    3.1
  Oilseed                   $  0.0    $  0.0    $  0.0    $  0.0    $  0.0    $  0.0    $  0.0    $    0.0    $    0.0    $    0.0
EBITDA                      $  7.9    $ (4.0)   $ 10.4    $ 31.5    $ 62.5    $105.8    $174.8    $  429.6    $  752.0    $1,142.7
Depreciation                $  4.5    $  5.1    $  6.0    $  7.0    $  8.1    $  9.3    $ 10.8    $   13.1    $   15.3    $   17.9
Amortization                $  1.3    $  1.3    $  1.3    $  1.3    $  1.3    $  1.3    $  1.3    $    1.3    $    1.2    $    1.2
                            ------    ------    ------    ------    ------    ------    ------    --------    --------    --------
EBIT                        $  2.0    $(10.5)   $  3.1    $ 23.2    $ 53.0    $ 95.2    $162.6    $  415.2    $  735.5    $1,123.6
Royalty and Venture Income  $ (4.1)   $ (5.0)   $ (4.8)   $ (2.7)   $  2.4    $ 12.0    $ 20.6    $   29.9    $   37.0    $   48.2
TOTAL OPERATING INCOME      $ (2.1)   $(15.5)   $ (1.7)   $ 20.5    $ 55.4    $107.1    $183.2    $  445.2    $  772.6    $1,171.9
LITIGATION EXPENSES         $(20.0)   $(15.0)   $(10.0)   $ (5.0)   $ (2.0)     (2.0)     (2.0)
INTEREST EXP./REV.          $ (2.8)   $ (7.6)   $(11.7)   $(15.4)   $(17.1)   $(15.5)   $(12.7)   $   (4.7)   $   12.2    $   38.4
PRE-TAX INCOME (TOTAL)      $(24.9)   $(38.0)   $(23.4)   $  0.0    $ 36.2    $ 89.6    $168.4    $  440.5    $  784.8    $1,210.3
Taxes (@ 41%)                  0.0       0.0       0.0      (0.0)    (14.9)    (36.7)    (69.1)     (180.6)     (321.7)     (496.2)
NOL Utilization                0.0       0.0       0.0       0.0      14.9      20.6       0.0         0.0         0.0         0.0
NET INCOME                   (24.9)    (38.0)    (23.4)      0.0      36.2      73.4      99.4       259.9       463.0       714.1
E.P.S. (38.73MM SHARES)     $(0.64)   $(0.98)   $(0.61)   $ 0.00    $ 0.94    $ 1.90    $ 2.57    $   6.71    $  11.95    $  18.44


                                                       WASSERSTEIN PERELLA & CO.
--------------------------------------------------------------------------------

MYCOGEN CORPORATION              VALUATION: VARIABLE DISCOUNT RATE DCF ANALYSIS
-------------------------------------------------------------------------------
CORPORATE BALANCE SHEET PROJECTIONS ($MM)

                               1998      1999       2000       2001       2002       2003      2004      2005      2006      2007
                              -------   -------    -------    -------    -------    -------   -------   -------  --------  --------
Cash and Equivalents             $2.2      $2.2       $2.2       $2.2       $2.2       $2.2      $2.2     $41.6    $446.5  $1,091.2
Accounts Receivable             $59.7     $70.2      $82.9      $97.4     $112.9     $128.9    $149.7    $179.4    $209.0    $244.3
Inventories                     $65.9     $79.3      $92.2     $106.1     $121.2     $137.4    $158.2    $187.5    $216.6    $250.7
PP&E                           $105.0    $107.8     $115.1     $138.3     $147.0     $155.0    $186.4    $204.8    $214.8    $227.2
Intangibles                     $31.6     $30.3      $29.0      $27.6      $26.3      $24.9     $23.6     $22.3     $21.1     $19.9
Prepaid Expenses                $18.1     $18.1      $18.1      $18.1      $18.1      $18.1     $18.1     $18.1     $18.1     $18.1
                              -------   -------    -------    -------    -------    -------   -------   -------  --------  --------
TOTAL ASSETS                   $282.5    $307.8     $339.4     $389.7     $427.6     $466.4    $538.1    $653.6  $1,126.1  $1,851.4
                              -------   -------    -------    -------    -------    -------   -------   -------  --------  --------
                              -------   -------    -------    -------    -------    -------   -------   -------  --------  --------
Advances from DAS               $13.5     $13.5      $13.5      $13.5      $13.5      $13.5     $13.5     $13.5     $13.5     $13.5
Short-term Borrowings           $73.1    $131.5     $183.6     $230.9     $228.4     $188.5    $154.0      $0.0      $0.0      $0.0
A/P & Accruals                  $19.3     $24.2      $27.1      $30.1      $34.3      $39.6     $46.4     $65.5     $65.5     $76.7
Accrued Compensation             $6.1      $6.1       $6.1       $6.1       $6.1       $6.1      $6.1      $6.1      $6.1      $6.1
Deferred Revenues                $8.2      $8.2       $8.2       $8.2       $8.2       $8.2      $8.2      $8.2      $8.2      $8.2
Other Current Liabilities       $12.9     $12.9      $12.9      $12.9      $12.9      $12.9     $12.9     $12.9     $12.9     $12.9
TOTAL CURRENT LIABILITIES      $133.1    $196.5     $251.5     $301.7     $303.4     $268.8    $241.1     $96.7    $106.2    $117.4

Long-term Liabilities           $17.1     $17.1      $17.1      $17.1      $17.1      $17.1     $17.1     $17.1     $17.1     $17.1

Paid-In Capital                 0.031     0.031      0.031      0.031      0.031      0.031     0.031     0.031     0.031     0.031
Additional PIC                 $344.7    $344.7     $344.7     $344.7     $344.7     $344.7    $344.7    $344.7    $344.7    $344.7
Retained Earning (Deficit)    ($212.4)  ($250.5)   ($273.9)   ($273.9)   ($237.6)   ($164.2)   ($64.8)   $195.1    $658.1  $1,372.2
STOCKHOLDERS EQUITY            $132.3     $94.2      $70.8      $70.8     $107.1     $180.5    $279.9    $539.8  $1,002.8  $1,716.9
                              -------   -------    -------    -------    -------    -------   -------   -------  --------  --------
TOTAL S.H. EQUITY AND LIAB.    $282.5    $307.8     $339.4     $389.7     $427.6     $466.4    $538.1    $653.6  $1,126.1  $1,851.4
                              -------   -------    -------    -------    -------    -------   -------   -------  --------  --------
                              -------   -------    -------    -------    -------    -------   -------   -------  --------  --------
NET WORKING CAPITAL             $93.4    $112.4     $135.1     $160.5     $186.9     $213.8    $248.6    $298.0    $347.2    $405.5

NET ASSETS                     $198.5    $220.2     $250.1     $298.8     $333.9     $368.8    $435.0    $502.8    $562.1    $632.7

Net Operating Income           ($24.9)   ($38.0)    ($23.4)      $0.0      $36.2      $89.6    $168.4    $440.5    $784.8  $1,210.3
Less: Taxes Paid                 $0.0      $0.0       $0.0      ($0.0)      $0.0     ($16.2)   ($69.1)  ($180.6)  ($321.7)  ($496.2)
Plus: D&A                        $5.9      $6.5       $7.4       $8.3       $9.5      $10.6     $12.2     $14.3     $16.5     $19.1
Less: Capital Expenditure      ($22.4)    ($7.9)    ($13.3)    ($30.2)    ($16.8)    ($17.2)   ($42.3)   ($31.5)   ($25.3)    $30.3)
Less: Increase in NWC          ($28.1)   ($19.0)    ($22.6)    ($25.5)    ($26.3)    ($26.9)   ($34.8)   ($49.4)   ($49.2)   ($58.3)

FREE CASH FLOW                 ($69.6)   ($58.4)    ($52.1)    ($47.3)      $2.5      $39.9     $34.5    $193.4    $404.9    $644.6

-------------------------------------------------------------------------------
                                                      WASSERSTEIN PERELLA & CO.

MYCOGEN CORPORATION              VALUATION: VARIABLE DISCOUNT RATE DCF ANALYSIS
-------------------------------------------------------------------------------
CORPORATE CASH FLOW STATEMENT ($MM)

                                       1998     1999     2000     2001     2002     2003     2004     2005      2006      2007
                                      -------  -------  -------  -------  -------  -------  -------  -------  --------  --------
Net Income                             ($24.9)  ($38.0)  ($23.4)    $0.0    $36.2    $73.4    $99.4   $259.9    $463.0    $714.1
Depreciation                              4.5      5.1      6.0      7.0      8.1      9.3     10.8     13.1      15.3      17.9
Amortization                              1.3      1.3      1.3      1.3      1.3      1.3      1.3      1.3       1.2       1.2
Change in Working Capital:
(INC.) DEC. IN ACCTS. REC.              (17.6)   (10.5)   (12.7)   (14.5)   (15.4)   (16.0)   (20.8)   (29.7)    (29.6)    (35.4)
(INC.) DEC. IN INVENTORY                 (8.8)   (13.4)   (12.9)   (13.9)   (15.1)   (16.2)   (20.8)   (29.3)    (29.1)    (34.1)
(INC.) DEC. IN PPD. EXPENSES              --       --       --       --       --       --       --       --        --        --
INC. (DEC.) IN ACC. PAY/ACC.             (1.8)     4.9      2.9      2.9      4.2      5.3      6.8      9.6       9.5      11.2
INC. (DEC.) IN ACCRUED COMPENSA           --       --       --       --       --       --       --       --        --        --
INC. (DEC) IN DEFERRED REVENUES           --       --       --       --       --       --       --       --        --        --
INC. (DEC.) IN OTHER CURR. LIAB.          --       --       --       --       --       --       --       --        --        --
INC. (DEC.) IN LT LIABILITIES             1.6      --       --       --       --       --       --       --        --        --
CASH FLOW FROM OPERATIONS               (45.6)   (50.6)   (38.7)   (17.1)    19.4     57.1     76.7    224.9     430.2     674.9

Capital Expenditures                    (22.4)    (7.9)   (13.3)   (30.2)   (16.8)   (17.2)   (42.3)  (31.5)     (25.3)    (30.3)
CASH FLOW FROM INVESTMENTS              (22.4)    (7.9)   (13.3)   (30.2)   (16.8)   (17.2)   (42.3)  (31.5)     (25.3)    (30.3)
NET CASH FLOW                           (68.0)   (58.4)   (52.1)   (47.3)     2.5     39.9     34.5   193.4      404.9     644.6

Debt Issuance (Paydown)
ADVANCES FROM DAS                         --       --       --       --       --       --       --      --         --        --
SHORT-TERM BORROWINGS                    68.0     58.4     52.1     47.3     (2.5)   (39.9)   (34.5) (154.0)       --        --
Equity Issuance                           --       --       --       --       --       --       --      --         --        --
CASH FLOW (FINANCING)                    68.0     58.4     52.1     47.3     (2.5)   (39.9)   (34.5) (154.0)       --        --

NET INC./DEC. IN CASH                   ($0.0)    $0.0    ($0.0)    $0.0    ($0.0)    $0.0    ($0.0)  $39.4     $404.9    $644.6

Cash & Equivalents BOY                   $2.2     $2.2     $2.2     $2.2     $2.2     $2.2     $2.2    $2.2      $41.6    $446.5
Cash & Equivalents EOY                   $2.2     $2.2     $2.2     $2.2     $2.2     $2.2     $2.2   $41.6     $446.5  $1,091.2

-------------------------------------------------------------------------------
                                                      WASSERSTEIN PERELLA & CO.

MYCOGEN CORPORATION               VALUATION: VARIABLE DISCOUNT RATE DCF ANALYSIS
--------------------------------------------------------------------------------
CORPORATE NET OPERATING LOSS CARRYFORWARDS/DEBT SCHEDULE ($MM)

                              1998      1999      2000      2001      2002      2003      2004      2005      2006      2007
NOL Schedule                --------  --------  --------  --------  --------  --------  --------  --------  --------   -------
------------
Start New NOL Carry(1)       $10.2      $25.8     $35.4     $35.4     $35.4     $20.6      $0.0      $0.0      $0.0      $0.0
Taxes Due                     $0.0       $0.0      $0.0     ($0.0)   ($14.9)   ($36.7)   ($69.1)  ($180.6)  ($321.7)  ($496.2)
Total New NOL Utilized        $0.0       $0.0      $0.0      $0.0     $14.9     $20.6      $0.0      $0.0      $0.0      $0.0

Balance Current NOL Carry    $10.2      $25.8     $35.4     $35.4     $20.6      $0.0      $0.0      $0.0      $0.0      $0.0
New NOL YTD                  $10.2      $15.6      $9.6      $0.0      $0.0      $0.0      $0.0      $0.0      $0.0      $0.0

Debt Schedule
-------------

Advances from DAS            $13.5      $13.5     $13.5     $13.5     $13.5     $13.5     $13.5     $13.5     $13.5     $13.5

BOY Short Term Borrowings      5.1       73.1     131.5     183.6     230.9     228.4     188.5     154.0       -         -

Addn. Short-Term Borrow.      68.0       58.4      52.1      47.3       -         -         -         -         -         -

Debt Paid Down                 -          -         -         -        (2.5)    (39.9)    (34.5)   (154.0)      -         -
                            --------  --------  --------  --------  --------  --------  --------  --------  --------   -------
EOY Short-term Borrowings    $73.1     $131.5    $183.6    $230.9    $228.4    $188.5    $154.0      $0.0      $0.0      $0.0


(1) Excludes existing NOL's existing prior to 1998. Prior NOL's valued separately subject to existing utilization limitations.

(2) NOL's generated in 1998-2007 period valued assuming accelerated utilization due to consolidation with larger entity.

                                                       WASSERSTEIN PERELLA & CO.
--------------------------------------------------------------------------------


Current as of:                                               Estimated Present Value of NOLs
                 7/21/98                                                              Option 1
                                    Option 1    FY 1999     FY 2000     FY 2001     FY 2002    FY 2003     FY 2004     Present Value
                                 ---------------------------------------------------------------------------------------------------
Estimated NOL at 8/31/98
  (federal)                       228,001,545  18,732,548  18,732,548  18,732,548  18,732,548  4,870,348         -       $68,446,166
Estimated Annual Limitation(1)     53,521,566
Estimated R&D Credit                2,071,000                                                             2,071,000    $1,543,017.32
Estimated State NOLs                            2,052,014   2,052,014   2,052,014   2,052,014  2,052,014  2,052,014   $10,070,633.87
                                                                                                                     ---------------
                                                                                                    PV =                         $80
Discount rate used for
  PV Calculation                        6.06%                                                 WHEN ITALICIZED AMOUNT FOR FY2003
                                                                                              TURNS NEGATIVE, THE FORMULAS
April 1998 federal tax exempt                                                                 NEED TO BE MODIFIED.
  rate:                                 5.05%               St. Price = $   30.00
Estimated Value - # of shares
  plus options                     39,850,340
  times buyout price =          1,195,510,200
Est. Contributions During
  Past 2 Years                    135,677,204
                                -------------           Est. Contributions Prior 2 Years
Sec. 382 Valuation              1,059,832,996           DAS                               75,000,000
                                                        Exercised                         11,899,244
W-2/1099 option income -                                To be Exercised                   48,777,960
  exercises thru above date        12,109,587                                            -----------
W-2/1099 option income -                                  Estimated Contributions        135,677,204
  est. exercises at buyout         58,737,120
Restricted Stock taxble inc -
  vested thru above date            2,074,838
Restricted Stock inc. est -
  not vested thru above date        1,080,000
Estimated 8/31/98 Other Oper.
  Loss                             30,000,000
Esimated NOL from 8/31/97         124,000,000
                                -------------
  Estimated NOL                   228,001,545


Comments:

The available R&D Credit was adjusted down to an estimate of what will actually be available for use.

The value of the state NOL is a rough estimate.

The capital Loss Carryforward of 2,618,115 was ignored because of the uncertainty of its use.

Foreign tax credits have been ignored because of the relatively small value.

(1) Limitation may be higher for acquiror other than Dow. Also, some portion of carryover is not subject to current limitation.

MYCOGEN CORPORATION         VALUATION: PROBABILITY-WEIGHTED METHOD DCF ANALYSIS
-------------------------------------------------------------------------------
CORPORATE INCOME STATEMENT PROJECTIONS ($MM)

                                       1998     1999     2000     2001     2002     2003     2004     2005     2006      2007
                                      ------   ------   ------   ------   ------   ------   ------   ------   ------   --------
Revenues                              $256.5   $298.5   $355.4   $416.4   $483.2   $552.5   $638.8   $776.6   $925.1   $1,105.0
    SoilServ                           $34.2    $33.4    $33.4    $33.4    $33.4    $33.4    $33.4    $33.4    $33.4      $33.4
    Biopesticides                       $8.3     $7.8     $7.8     $7.8     $7.8     $7.8     $7.8     $7.8     $7.8       $7.8
    Seeds                             $186.4   $221.0   $272.9   $328.0   $392.4   $460.7   $545.5   $681.8   $828.6   $1,006.2
    VMO                                 $5.9     $7.4     $8.1     $9.1    $10.2    $11.4    $13.2    $14.9    $16.9      $19.1
    Oilseed                            $21.7    $28.8    $33.2    $38.1    $39.3    $39.1    $38.9    $38.7    $38.5      $38.5
COGS                                  $147.6   $175.3   $200.1   $226.8   $252.6   $278.7   $312.7   $361.5   $408.9     $464.1
    Soilserv                           $22.0    $22.3    $22.3    $22.3    $22.3    $22.3    $22.3    $22.3    $22.3      $22.3
    Biopesticides                       $4.5     $4.9     $4.9     $4.9     $4.9     $4.9     $4.9     $4.9     $4.9       $4.9
    Seeds                              $96.3   $115.8   $135.9   $157.3   $180.9   $206.1   $239.3   $287.1   $333.3     $387.2
    VMO                                 $3.9     $4.9     $5.4     $6.1     $6.8     $7.6     $8.5     $9.6    $10.7      $12.0
    Oilseed                            $20.9    $27.5    $31.7    $36.3    $37.8    $37.8    $37.8    $37.8    $37.8      $37.8
GROSS PROFIT                          $109.0   $123.2   $155.3   $189.6   $230.6   $273.8   $326.1   $415.1   $516.2     $640.9
SG&A                                   $68.6    $81.6    $88.9    $95.7   $105.0   $114.1   $127.9   $147.0   $173.4     $204.9
R&D                                    $36.5    $40.8    $47.9    $50.8    $56.8    $62.7    $71.5    $87.9   $103.6     $123.0
    SoilServ                            $0.0     $0.0     $0.0     $0.0     $0.0     $0.0     $0.0     $0.0     $0.0       $0.0
    Biopesticides                       $1.1     $0.8     $0.8     $0.8     $0.8     $0.8     $0.8     $0.8     $0.8       $0.8
    Seeds                              $34.7    $39.3    $46.1    $48.9    $54.6    $60.5    $69.1    $85.4   $101.0     $120.3
    VMO                                 $0.7     $0.6     $1.1     $1.1     $1.4     $1.4     $1.5     $1.6     $1.7       $1.9
    Oilseed                             $0.0     $0.0     $0.0     $0.0     $0.0     $0.0     $0.0     $0.0     $0.0       $0.0
EBITDA                                  $3.9     $0.7    $18.4    $43.1    $68.8    $97.0   $126.7   $180.2   $239.2     $313.0
Depreciation                            $3.6     $4.0     $4.6     $5.2     $6.1     $7.1     $8.3    $10.0    $11.8      $14.0
Amortization                            $2.6     $2.6     $2.6     $2.6     $2.6     $2.6     $1.8     $1.3     $1.2       $1.2
                                     -------  --------  ------   ------   ------   ------   ------   ------   ------     ------
EBIT                                   ($2.4)   ($5.9)   $11.2    $35.2    $60.0    $87.3   $116.5   $168.9   $226.3     $297.8
Royalty and Venture Income             ($4.1)   ($5.0)   ($4.8)   ($1.5)    $3.4    $11.8    $16.4    $22.7    $24.9      $30.3
TOTAL OPERATING INCOME                 ($6.5)  ($10.9)    $6.4    $33.7    $63.4    $99.0   $133.0   $191.6   $251.1     $328.1
LITIGATION EXPENSES                   ($20.0)  ($15.0)  ($10.0)   ($5.0)   ($2.0)    (2.0)
INTEREST EXP./REV.                     ($3.0)   ($7.7)  ($11.4)  ($14.2)  ($14.7)  ($13.5)  ($12.3)  ($10.4)   ($5.7)      $1.1
PRE-TAX INCOME (TOTAL)                ($29.5)  ($33.6)  ($15.0)   $14.5    $46.7    $83.6   $120.6   $181.2   $245.5     $329.2

Taxes (@41%)                             0.0      0.0      0.0    (6.0)    (19.1)   (34.3)   (49.5)   (74.3)  (100.6)    (135.0)
NOL Utilization                          0.0      0.0      0.0     6.0      19.1      6.9      0.0      0.0      0.0        0.0
NET INCOME                             (29.5)   (33.6)   (15.0)   14.5      46.7     56.2     71.2    106.9    144.8      194.2
E.P.S. (38.35 MM SHARES)              ($0.77)  ($0.88)  ($0.39)  $0.38     $1.22    $1.47    $1.86    $2.79    $3.78      $5.06

                                                      WASSERSTEIN PERELLA & CO.
-------------------------------------------------------------------------------

MYCOGEN CORPORATION         VALUATION: PROBABILITY-WEIGHTED METHOD DCF ANALYSIS
-------------------------------------------------------------------------------
CORPORATE BALANCE SHEET PROJECTIONS ($MM)

                                       1998     1999     2000     2001     2002     2003     2004     2005     2006      2007
                                      ------   ------   ------   ------   ------   ------   ------   ------   ------   --------
Cash and Equivalents                   $2.2     $2.2     $2.2     $2.2     $2.2    $2.2     $2.2     $2.2     $2.2      $92.7
Accounts Receivable                   $60.1    $70.7    $83.3    $97.9   $113.3  $129.4   $150.2   $179.9   $209.5     $244.9
Inventories                           $66.5    $79.9    $92.8   $106.7   $121.9  $138.4   $158.9   $188.2   $217.4     $251.6
PP&E                                 $105.1   $108.1   $119.4   $139.2   $148.3  $160.4   $188.1   $206.8   $217.1     $299.7
Intangibles                           $30.3    $27.7    $25.1    $22.4    $19.8   $17.7    $15.3    $14.0    $12.8      $11.6
Prepaid Expenses                      $18.1    $18.1    $18.1    $18.1    $18.1   $18.1    $18.1    $18.1    $18.1      $18.1
                                     ------   ------   ------   ------   ------  ------   ------   ------   ------    -------
TOTAL ASSETS                         $282.3   $306.6   $340.9   $386.5   $423.5  $465.2   $532.8   $609.2   $677.1     $848.5
                                     ------   ------   ------   ------   ------  ------   ------   ------   ------    -------
                                     ------   ------   ------   ------   ------  ------   ------   ------   ------    -------
Advances form DAS                     $13.5    $13.5    $13.5    $13.5    $13.5   $13.5    $13.5    $13.5    $13.5      $13.5
Short-term Borrowings                 $77.3   $130.2   $176.5   $204.6   $190.8  $171.0   $160.5   $120.4    $34.0       $0.0
A/P & Accruals                        $19.5    $24.4    $27.4    $30.3    $34.5   $39.8    $46.6    $56.2    $65.7      $76.9
Accrued Compensation                   $6.1     $6.1     $6.1     $6.1     $6.1    $6.1     $6.1     $6.1     $6.1       $6.1
Deferred Revenues                      $8.2     $8.2     $8.2     $8.2     $8.2    $8.2     $8.2     $8.2     $8.2       $8.2
Other Current Liabilities             $12.9    $12.9    $12.9    $12.9    $12.9   $12.9    $12.9    $12.9    $12.9      $12.9
TOTAL CURRENT LIABILITIES            $137.5   $195.4   $244.6   $275.7   $266.0  $251.5   $247.9   $217.4   $140.5     $117.7

Long-term Liabilities                 $17.1    $17.1    $17.1    $17.1    $17.1   $17.1    $17.1    $17.1    $17.1      $17.1

Paid In Capital                       0.031    0.031    0.031    0.031    0.031   0.031    0.031    0.031    0.031      0.031
Additional PIC                       $344.7   $344.7   $344.7   $344.7   $344.7  $344.7   $344.7   $344.7   $344.7     $344.7
Retained Earning (Deficit)          ($217.0) ($250.6) ($265.6) ($251.1) ($204.4)($148.1)  ($77.0)   $29.9   $174.8     $369.0
STOCKHOLDERS EQUITY                  $127.7    $94.1    $79.1    $93.6   $140.3  $196.6   $267.7   $374.6   $519.5     $713.7
                                     ------   ------   ------   ------   ------  ------   ------   ------   ------    -------
TOTAL S.H. EQUITY AND LIAB.          $282.3   $306.6   $340.9   $386.5   $423.5  $465.2   $532.8   $609.2   $677.1     $848.5
                                     ------   ------   ------   ------   ------  ------   ------   ------   ------    -------
                                     ------   ------   ------   ------   ------  ------   ------   ------   ------    -------
NET WORKING CAPITAL                   $94.3   $113.3   $136.0   $161.4   $187.8  $214.8   $249.6   $299.0   $348.3     $406.6
NET ASSETS                           $199.3   $221.4   $255.3   $300.6   $336.1  $375.1   $437.7   $505.8   $565.4     $636.3
Net Operating Income                 ($29.5)  ($33.6)  ($15.0)   $14.5    $46.7   $83.6   $120.6   $181.2   $245.5     $329.2
Less: Taxes paid                       $0.0     $0.0     $0.0     $0.0     $0.0  ($27.4)  ($49.5)  ($74.3) ($100.6)   ($135.0)
Plus: D&A                              $6.3     $6.6     $7.2     $7.9     $8.8    $9.7    $10.1    $11.2    $13.0      $15.2
Less: Capital Expenditure            ($21.5)   ($7.0)  ($15.9)  ($25.0)  ($15.2) ($19.2)  ($36.0)  ($28.7)  ($22.1)    ($26.6)
Less: Increase In NWC                ($29.0)  ($19.0)  ($22.7)  ($25.5)  ($26.4) ($27.0)  ($34.9)  ($49.4)  ($49.3)    ($58.4)
FREE CASH FLOW                       ($73.7)  ($53.0)  ($46.3)  ($28.1)   $13.9   $19.8    $10.5    $40.1    $86.4     $124.5

                                                      WASSERSTEIN PERELLA & CO.
-------------------------------------------------------------------------------

MYCOGEN CORPORATION          VALUATION: PROBABILITY-WEIGHTED METHOD DCF ANALYSIS
--------------------------------------------------------------------------------
CORPORATE CASH FLOW STATEMENT ($MM)


                                   1998      1999      2000      2001      2002      2003      2004      2005      2006     2007
                                 --------  --------  --------  --------  --------  --------  --------  --------  --------  ------
Net Income                        ($29.5)   ($33.6)   ($15.0)    $14.5     $46.7     $56.2     $71.2    $106.9    $144.8   $194.2
Depreciation                         3.6       4.0       4.6       5.2       6.1       7.1       8.3      10.0      11.8     14.0
Amortization                         2.6       2.6       2.6       2.6       2.6       2.6       1.8       1.3       1.2      1.2
Change in Working Capital:
(INC.) DEC. IN ACCTS. REC.         (18.0)    (10.5)    (12.7)    (14.5)    (15.5)    (16.0)    (20.8)    (29.7)    (29.6)   (35.4)
(INC.) DEC. IN INVENTORY            (9.4)    (13.4)    (12.9)    (13.9)    (15.1)    (16.2)    (20.8)    (29.3)    (29.2)   (34.2)
(INC.) DEC. IN PPD. EXPENSES         --       --        --        --        --        --        --        --        --       --
INC. (DEC.) IN ACC. PAY/ACC.        (1.6)      4.9       2.9       3.0       4.2       5.3       6.8       9.6       9.5     11.2
INC. (DEC.) IN ACCRUED COMPENSA      --       --        --        --        --        --        --        --        --       --
INC. (DEC.) IN DEFERRED REVENUES     --       --        --        --        --        --        --        --        --       --
INC. (DEC.) IN OTHER CURR. LIAB.     --       --        --        --        --        --        --        --        --       --
INC. (DEC.) IN LT LIABILITIES        1.6      --        --        --        --        --        --        --        --       --
CASH FLOW FROM OPERATIONS          (50.6)    (46.0)    (30.4)     (3.1)     29.1      39.0      46.4      68.7     108.5    151.1

Capital Expenditures               (21.5)     (7.0)    (15.9)    (25.0)    (15.2)    (19.2)    (36.0)    (28.7)    (22.1)   (26.6)
CASH FLOW FROM INVESTMENTS         (21.5)     (7.0)    (15.9)    (25.0)    (15.2)    (19.2)    (36.0)    (28.7)    (22.1)   (26.6)
Net Cash Flow                      (72.2)    (53.0)    (46.3)    (28.1)     13.9      19.8      10.5      40.1      86.4    124.5

Debt Issuance (Paydown)
ADVANCES FROM DAS                    --       --        --       --         --        --        --        --        --       --
SHORT-TERM BORROWINGS               72.2      53.0      46.3      28.1     (13.9)    (19.8)    (10.5)    (40.1)    (86.4)   (34.0)
Equity Issuance                      --       --        --       --         --        --        --        --        --       --
CASH FLOW (FINANCING)               72.2      53.0      46.3      28.1     (13.9)    (19.8)    (10.5)    (40.1)    (86.4)   (34.0)

NET INC./DEC. IN CASH               $0.0     ($0.0)     $0.0      $0.0     ($0.0)     $0.0      $0.0     ($0.0)     $0.0    $90.5

Cash & Equivalents BOY              $2.2      $2.2      $2.2      $2.2      $2.2      $2.2      $2.2      $2.2      $2.2     $2.2
Cash & Equivalents EOY              $2.2      $2.2      $2.2      $2.2      $2.2      $2.2      $2.2      $2.2      $2.2    $92.7


                                                       WASSERSTEIN PERELLA & CO.
--------------------------------------------------------------------------------

MYCOGEN CORPORATION          VALUATION: PROBABILITY-WEIGHTED METHOD DCF ANALYSIS
--------------------------------------------------------------------------------
CORPORATE NET OPERATING LOSS CARRYFORWARDS / DEBT SCHEDULE ($MM)


                                   1998      1999      2000      2001      2002      2003      2004      2005      2006      2007
                                 --------  --------  --------  --------  --------  --------  --------  --------  --------  -------
NOL SCHEDULE

Start New NOL Carry(1)             $12.1      $25.9    $32.0     $32.0     $26.1      $6.9      $0.0      $0.0       $0.0     $0.0
Taxes Due                           $0.0       $0.0     $0.0     ($6.0)   ($19.1)   ($34.3)   ($49.5)   ($74.3)   ($100.6) ($135.0)
Total New NOL Utilized              $0.0       $0.0     $0.0      $6.0     $19.1      $6.9      $0.0      $0.0       $0.0     $0.0

Balance Current NOL Carry          $12.1      $25.9    $32.0     $26.1      $6.9      $0.0      $0.0      $0.0       $0.0     $0.0
New NOL YTD                        $12.1      $13.8     $6.2      $0.0      $0.0      $0.0      $0.0      $0.0       $0.0     $0.0

DEBT SCHEDULE

Advances from DAS                  $13.5      $13.5    $13.5     $13.5     $13.5     $13.5     $13.5     $13.5      $13.5    $13.5

BOY Short Term Borrowings            5.1       77.3    130.2     176.5     204.6     190.8     171.0     160.5      120.4     34.0
Addn. Short-Term Borrow.            72.2       53.0     46.3      28.1      --        --        --        --         --       --
Debt Paid Down                       --         --       --        --      (13.9)    (19.8)    (10.5)    (40.1)     (86.4)   (34.0)
                                 --------  --------  --------  --------  --------  --------  --------  --------  --------  -------
EOY Short-term Borrowings          $77.3     $130.2   $176.5    $204.6    $190.8    $171.0    $160.5    $120.4      $34.0     $0.0


(1) Excludes existing NOL's existing prior to 1998. Prior NOL's valued seperately subject to existing utilization limitations
(2) NOL's generated in 1998-2007 period valued assuming accelerated utilization due to consolidation with larger entity


                                                       WASSERSTEIN PERELLA & CO.
--------------------------------------------------------------------------------

MYCOGEN CORPORATION          VALUATION: PROBABILITY-WEIGHTED METHOD DCF ANALYSIS
--------------------------------------------------------------------------------
CORPORATE FINANCIAL RATIO PROJECTIONS ($MM)


                                   1998      1999      2000      2001      2002      2003      2004      2005      2006     2007
                                 --------  --------  --------  --------  --------  --------  --------  --------  --------  ------
COGS/Sales                         58.5%      59.7%    57.1%     54.7%      51.9%     49.4%     47.7%     45.2%     43.0%     40.9%
SG&A/Sales                         27.2%      27.8%    25.4%     23.1%      21.6%     20.2%     19.5%     18.4%     18.3%     18.0%
R&D/Sales                          14.5%      13.9%    13.7%     12.3%      11.7%     11.1%     10.9%     11.0%     10.9%     10.8%
Royalty/Sales                      -1.6%      -1.7%    -1.4%     -0.4%       0.7%      2.1%      2.6%      2.9%      2.7%      2.7%
Operating Margin                    1.3%      -0.1%     5.2%     11.3%      16.1%     20.5%     23.1%     26.6%     29.0%     31.5%

EBITDA/Sales                        1.5%       0.2%     5.3%     10.4%      14.1%     17.2%     19.3%     22.5%     25.2%     27.6%
EBIT/Sales                         -0.9%      -2.0%     3.2%      8.5%      12.3%     15.5%     17.8%     21.1%     23.8%     26.2%
Net Inc./Sales                    -11.7%     -11.4%    -4.3%      3.5%       9.6%     10.0%     10.9%     13.4%     15.2%     17.1%

Working Cap/Sales                  37.4%      38.6%    38.8%     38.9%      38.6%     38.1%     38.1%     37.4%     36.7%     35.8%
Depreciation/PP&E                   3.5%       3.7%     3.8%      3.8%       4.1%      4.4%      4.4%      4.8%      5.4%      6.1%
Depreciation/Sales                  1.4%       1.4%     1.3%      1.3%       1.3%      1.3%      1.3%      1.2%      1.2%      1.2%
PPE/Sales                          41.6%      36.8%    34.0%     33.5%      30.5%     28.4%     28.7%     25.9%     22.8%     20.2%

Debt/Assets                        38.8%      58.8%    69.1%     68.1%      56.8%     45.6%     36.7%     23.8%      6.0%      0.0%

Coverage (EBIT/Interest)           -0.8x      -0.8x     1.0x      2.5x       4.1x      6.5x      9.5x     16.2x     39.8x   -271.4x
Debt/Total Cap.                    38.8%      58.8%    69.1%     68.1%      56.8%     45.6%     36.7%     23.8%      6.0%      0.0%


                                                       WASSERSTEIN PERELLA & CO.
--------------------------------------------------------------------------------

MYCOGEN CORPORATION
-------------------------------------------------------------------------------


                             -------------------
                             COMPARABLE ANALYSIS
                             -------------------





                                                     WASSERSTEIN PERELLA & CO.
-------------------------------------------------------------------------------

MYCOGEN CORPORATION                                         COMPARABLE ANALYSIS
-------------------------------------------------------------------------------
SELECTED SEED COMPARABLE COMPANIES ANALYSIS


TRADING STATISTICS
------------------


                       CURRENT     EQUITY      ADJUSTED     PRICE/EARNINGS   EST. 3-5    98E P/E/
                        PRICE      MARKET       MARKET      --------------   YR. EPS     3-5 YEAR   PRICE/
COMPANY                7/28/98     VALUE        VALUE       1997     1998E    GTH.      EPS GLB(1)   BOOK
----------------------------------------------------------------------------------------------------------
                       (IN $)    (IN $ MM)    (IN $ MM)      (x)      (x)      (%)         (x)        (x)
Mycogen                 23.50      839.3          974.7      NM       NM       22.5       NM         4.4
Pioneer Hi-Bred         33.00    7,972.2        7,774.2     33.5     28.8      15.0      1.92        5.7
Dekalb Genetics(2)      70.07    2,525.0        2,765.0     87.0     89.8      25.0      3.59       11.2
Delta & Pine Land       46.11    1,823.0        1,890.3     93.4     72.1      30.0      2.40       18.3
Agribiotech(3)          19.69      663.0          661.6      NM      82.0      40.0      2.05        8.2


                                                 ---------------------------------------------------------
                                                 Mean       71.3     68.2      27.5      2.49       10.9
                                                 Median     87.0     77.0      27.5      2.23        9.7
                                                 High       93.4     89.8      40.0      3.59       18.3
                                                 Low        33.5     28.8      15.0      1.92        5.7
                                                 ---------------------------------------------------------



                                                             ADJUSTED MARKET VALUE
                       ------------------------------------------------------------------------------------------------   Net Debt/
                        1997    LTM   1998E    1999E    1997    LTM      1998E    1999E    1997   LTM    1998E    1999E    MARKET
COMPANY                SALES   SALES  SALES    SALES   EBITDA  EBITDA    EBITDA   EBITDA   EBIT   EBIT    EBIT     EBIT      CAP.
-----------------------------------------------------------------------------------------------------------------------------------
                        (x)      (x)    (x)     (x)     (x)     (x)       (x)       (x)      (x)   (x)     (x)     (x)        (%)
Mycogen                 4.62    4.47   3.80    3.27    NM       NM       NM        NM       NM     NM     NM       NM         9.1
Pioneer Hi-Bred         4.36    4.23   4.01    3.75   17.2     16.9      15.0     12.8     21.4   20.9   17.9     15.0       (2.6)
Dekalb Genetics(3)      6.13    5.42   5.80    5.22   45.3     56.5      44.6     35.4     58.5   83.0   58.8     46.1        9.5
Delta & Pine Land      10.32    9.33   7.13    5.33   50.8     57.5      33.3     22.4     58.9   71.4   37.2     24.1        3.6
Agribiotech(3)          2.38    2.38   2.59    1.29   57.7     57.7      57.9     22.4      NM     NM    76.7     25.4       (0.2)

          -------------------------------------------------------------------------------------------------------------------------
            Mean        5.00    5.34   4.88    3.90   42.7     47.2      37.7     23.3     46.2   58.5   47.7     27.6        2.6
            Medium      5.24    4.82   4.90    4.48   48.0     57.0      38.9     22.4     58.5   71.4   48.0     24.8        1.7
            High       10.32    9.33   7.13    5.33   57.7     57.7      57.9     35.4     58.9   83.0   76.7     46.1        9.5
            Low         2.38    2.38   2.59    1.29   17.2     16.9      15.0     12.8     21.4   20.9   17.9     15.0       (2.6)
          -------------------------------------------------------------------------------------------------------------------------


OPERATING STATISTICS
--------------------

                                   TOTAL REVENUES
                           ------------------------------             EBITDA MARGIN                           EBIT MARGIN
                            LTM       97/96%      98E/97%     --------------------------------       ------------------------------
COMPANY                    AMOUNT     GROWTH      GROWTH      1997     LTM     1998E     1999E       1997    LTM     1998E    1999E
-------                    ------     ------      -------     ----     ---     -----     -----       ----    ---     -----    -----
                          (IN $ MM)     (%)         (%)       (%)      (%)      (%)       (%)         (%)    (%)      (%)      (%)
Mycogen                     218        35.6       21.6        3.4      1.2     3.1        NM          NM      NM      0.8      NM
Pioneer Hi-Bred           1,840         3.7        8.7       25.3     25.1    26.8      29.4        20.3    20.2     22.4    25.1
Dekalb Genetics(2)          510        16.5        5.7       13.5      9.6    13.0      14.7        10.5     6.5      9.9    11.3
Delta & Pine Land(2)        203        19.6       44.8       20.3     16.2    21.4      23.8        17.5    13.1     19.1    22.1
Agribiotech(3)              277          NA       (8.1)       4.1      4.1     4.5       5.8         2.1     2.1      3.4     5.1

        ---------------------------------------------------------------------------------------------------------------------------
            Mean                       13.2       12.8       15.8     13.7    16.4      18.4        12.6    10.5     13.7     15.9
            Median                     16.5        7.2       16.9     12.9    17.2      19.2        14.0     9.8     14.5     16.7
            High                       19.6       44.8       25.3     25.1    26.8      29.4        20.3    20.2     22.4     25.1
            Low                         3.7       (8.1)       4.1      4.1     4.5       5.8         2.1     2.1      3.4      5.1
        ---------------------------------------------------------------------------------------------------------------------------


                                  NET INCOME MARGIN             R&D/TOTAL REVENUES
                            -----------------------------     ----------------------
                            1997    LTM    1998E    1999E     1997    1998E    1999E
                            ----    ---    -----    -----     ----    -----    -----
                             (%)    (%)     (%)      (%)       (%)     (%)      (%)
Mycogen                      NM      NM     NM       NM       11.4    12.7     15.3
Pioneer Hi-Bred            13.6    14.6    15.0    16.9        8.2     7.7      7.8
Dekalb Genetics(2)          6.4     4.3     6.1     7.1       12.7    12.6     15.1
Delta & Pine Land(2)       10.7     6.9    10.1    11.8        7.4     6.1      4.7
Agribiotech(3)               NM      NM     1.9     2.3         NA      NA       NA

        -----------------------------------------------------------------------------
            Mean           10.2     8.6     8.3     9.5        9.4     8.8      9.2
            Median         10.7     6.9     8.1     9.4        8.2     7.7      7.8
            High           13.6    14.6    15.0    16.9       12.7    12.6     15.1
            Low             6.4     4.3     1.9     2.3        7.4     6.1      4.7
        -----------------------------------------------------------------------------

----------------------
1997 data refers to FYE 8/31/97, etc. All means and medians exclude Mycogen. Currency are converted at current exchange rates.
EPS projections are based on 1/8/E/S consensus; other projections are based on selected brokers' research except Mycogen projections are provided by the management.
When not available, depreciation and amortization are estimated as a percentage of sales based on the latest released data.
When not available, LTM data is based on selected brokers' research.
(1) Represents ratio of the 1998E P/E ratio to the estimated 3-5 year earnings growth rate.
(2) Stock price is calculated as the average of 30-day stock prices before the announcement of Monsanto transactions.
(3) Agribiotech fiscal year end 6/30. LTM data represents financials for 1997 fiscal year end pro forma for acquisitions, EBITDA estimaged per analyst projections of D&A margins.

-------------------------------------------------------------------------------

MYCOGEN CORPORATION                                         COMPARABLE ANALYSIS
-------------------------------------------------------------------------------
SELECTED COMPARABLE COMPANIES QUARTERLY ANALYSIS FOR FISCAL YEAR 1997


                                       EBITDA MARGIN                                   EBIT MARGIN
                             -----------------------------------        --------------------------------------
                             1-QTR     2-QTR     3-QTR     4-QTR          1-QTR     2-QTR     3-QTR     4-QTR
                             -----     -----     -----     -----          -----     -----     -----     -----
Mycogen                     (44.7%)     8.3%      13.5%    (6.2%)         (55.4%)    5.5%      10.6%    (16.4%)
Pioneer Hi-Bred             (57.8%)     6.1%      41.8%   (35.2%)         (78.9%)   (2.3%)     40.0%    (52.8%)
Dekalb Genetics              11.0%     16.1%      14.2%   (19.4%)           6.4%    14.5%      12.5%    (53.0%)
Delta & Pine Land           (82.8%)    25.2%      29.5%      NM          (101.6%)   23.3%      28.4%       NM
Agribiotech(1)              (14.0%)    (4.1%)      8.6%    (2.3%)         (16.4%)   (6.1%)      7.0%     (3.8%)

               ------------------------------------------------------------------------------------------------
                Mean        (35.9%)    10.8%      23.5%   (19.0%)         (47.6%)    7.4%      22.0%    (36.5%)
                Median      (35.9%)    11.1%      21.8%   (19.4%)         (47.7%)    6.1%      20.4%    (52.8%)
               ------------------------------------------------------------------------------------------------


                                   NET INCOME MARGIN                               R&D/TOTAL REVENUES
                            -----------------------------------        --------------------------------------
                            1-QTR     2-QTR     3-QTR     4-QTR          1-QTR     2-QTR     3-QTR     4-QTR
                            -----     -----     -----     -----          -----     -----     -----     -----

Mycogen                    (54.7%)    3.7%      6.8%    (48.4%)          26.3%      7.8%      6.9%    22.3%
Pioneer Hi-Bred            (50.0%)   (0.8%)    25.8%    (29.6%)          33.3%     12.5%      3.1%    30.3%
Dekalb Genetics              3.1%     8.5%      7.3%    (20.1%)           8.9%     13.2%     12.8%    23.1%
Delta & Pine Land          (65.5%)   14.1%     17.9%       NM            41.0%      5.2%      3.3%      NM
Agribiotech(1)             (16.9%)   (8.9%)     6.4%     (6.2%)           1.2%      2.1%      1.4%     2.0%

               --------------------------------------------------------------------------------------------
                Mean       (32.3%)    3.2%    14.3%     (18.6%)          21.1%      8.3%      5.2%    18.5%
                Median     (33.5%)    3.9%    12.6%     (20.1%)          21.1%      8.8%      3.2%    23.1%
               --------------------------------------------------------------------------------------------

                                      DAYS RECEIVABLE                                   DAYS OF INVENTORY
                            -----------------------------------          -----------------------------------
                            1-QTR     2-QTR     3-QTR     4-QTR          1-QTR     2-QTR     3-QTR     4-QTR
                            -----     -----     -----     -----          -----     -----     -----     -----
Mycogen(2)(3)                129       61       85        109             761       145        89      257
Pioneer Hi-Bred(2)           178       79       34        162           1,490       515        68      558
Dekalb Genetics(2)(4)         69       33       79        357             526       147        97    1,361
Delta & Pine Land             92       99       99         NM           1,067       144        50       NM
Agribiotech(1)                97       61       81         64             289       189       122      113

        ----------------------------------------------------------------------------------------------------
          Mean               109       68       73        194             843       249        84      677
          Median              94       70       80        162             796       168        83      558
        ----------------------------------------------------------------------------------------------------


                                     DAYS PAYABLE                                 NET DEBT/BOOK EQUITY
                            -----------------------------------          -----------------------------------
                            1-QTR     2-QTR     3-QTR     4-QTR          1-QTR     2-QTR     3-QTR     4-QTR
                            -----     -----     -----     -----          -----     -----     -----     -----
Mycogen(2)(3)               216        40        25        95            (3.4%)    8.4%      24.5%     19.5%
Pioneer Hi-Bred(2)          718       147        29       108            19.3%   (30.8%)     (9.7%)     1.7%
Dekalb Genetics(2)(4)       249        44        11       153            71.8%    35.7%      72.4%     60.8%
Delta & Pine Land           314        38        12        NM            66.1%   103.1%      34.7%     39.9%
Agribiotech(1)              104        92        64        52           (16.8%)   60.4%      64.3%     56.4%


        ----------------------------------------------------------------------------------------------------
          Mean              346        80        29       104            35.1%    42.1%      40.4%     39.7%
          Median            281        68        21       108            42.7%    48.0%      49.5%     48.2%
        ----------------------------------------------------------------------------------------------------

------------------
Note: Days calculation assumes 360-day a year and all means and medians exclude Mycogen data
(1) Agribiotech data are not pro forma of acquisition
(2) Data not available to separate notes receivable from acounts receivable for quarterly data
(3) 2nd and 3rd quarter net debts include $14.25 million unsecured note payable to bank that was specified in the 10-K
(4) Accounts Payable includes only trade accounts payable

-------------------------------------------------------------------------------

MYCOGEN CORPORATION                                         COMPARABLE ANALYSIS
-------------------------------------------------------------------------------
SELECTED SEED COMPARABLE COMPANIES ANALYSIS FOR FISCAL YEAR 1994-1997



                                               EBITDA MARGIN                                   EBIT MARGIN
                                    ----------------------------------             -----------------------------------
                                     1994      1995     1996     1997                1994     1995      1996     1997
                                     ----      ----     ----     ----                ----     ----      ----     ----
Mycogen                              (5.3%)    (5.8%)   (8.7%)    3.4%              (11.0%)  (13.7%)   (14.5%)   (1.3%)
Pioneer  Hi-Bred                     25.4%     23.1%    24.6%    25.3%               20.4%    18.3%     20.2%    20.3%
Dekalb  Genetics                     10.2%     11.1%    11.4%    13.5%                6.6%     7.6%      8.5%    10.5%
Delta  &  Pine  Land                 19.3%     22.5%    20.4%    20.3%               16.1%    19.4%     17.7%    17.5%
Agribiotech  (1)                        NM    (27.0%)   (9.0%)   (0.7%)                 NM   (29.9%)   (11.2%)   (2.4%)
-----------------------------------------------------------------------------------------------------------------------
                MEAN                 18.3%      7.4%    11.8%    14.6%               14.4%     3.8%      8.8%    11.5%
              MEDIAN                 19.3%     16.8%    15.9%    16.9%               16.1%    12.9%     13.1%    14.0%
-----------------------------------------------------------------------------------------------------------------------




                                              NET INCOME MARGIN                             R&D/TOTAL REVENUES
                                    ----------------------------------             -----------------------------------
                                     1994      1995     1996     1997                1994     1995      1996     1997
                                     ----      ----     ----     ----                ----     ----      ----     ----
Mycogen                              (8.8%)   (14.1%)  (19.6%)   (8.5%)              16.1%    18.7%     15.2%    11.4%
Pioneer  Hi-Bred                     12.4%     11.9%    13.0%    13.6%                7.7%     8.5%      7.9%     8.2%
Dekalb  Genetics                      3.5%      3.0%     4.4%     6.4%               13.8%    13.3%     12.3%    12.7%
Delta  &  Pine  Land                  9.7%     11.1%    10.5%    10.7%                6.8%     6.7%      6.4%     7.4%
Agribiotech  (1)                        NM    (29.6%)  (12.8%)   (4.1%)                 NM     1.2%      0.2%     1.8%
-----------------------------------------------------------------------------------------------------------------------
                MEAN                  8.6%    (0.9%)     3.8%     6.7%                9.4%     7.4%      6.7%     7.5%
              MEDIAN                  9.7%     7.0%      7.4%     8.6%                7.7%     7.6%      7.1%     7.8%
-----------------------------------------------------------------------------------------------------------------------




                                         SELLING/TOTAL REVENUES                                 G&A MARGIN
                                    ----------------------------------             -----------------------------------
                                     1994      1995     1996     1997                1994     1995      1996     1997
                                     ----      ----     ----     ----                ----     ----      ----     ----
Mycogen                              22.4%     20.8%    24.3%    19.8%               14.9%    11.7%     12.7%     8.5%
Pioneer  Hi-Bred                     22.7%     23.1%    22.2%    21.0%                8.3%     8.2%      7.5%     7.3%
Dekalb  Genetics                     19.3%     20.2%    18.8%    18.2%                5.7%     8.1%      8.3%     7.6%
Delta  &  Pine  Land                  7.2%      7.7%     6.2%     6.0%               10.1%     9.7%      6.1%     5.5%
Agribiotech  (1)                        NA        NA       NA       NA                  NA       NA        NA       NA
-----------------------------------------------------------------------------------------------------------------------
                MEAN                 16.4%     17.0%    15.7%    15.1%                8.0%     8.7%      7.3%     6.8%
              MEDIAN                 19.3%     20.2%    18.8%    18.2%                8.3%     8.2%      7.5%     7.3%
-----------------------------------------------------------------------------------------------------------------------




                                              DAYS RECEIVABLE                              DAYS OF INVENTORY
                                    ----------------------------------             -----------------------------------
                                     1994      1995     1996     1997                1994     1995      1996     1997
                                     ----      ----     ----     ----                ----     ----      ----     ----
Mycogen                                 86       89       70        70                 182      181       143      162
Pioneer  Hi-Bred                        39       38       44        52                 213      239       189      205
Dekalb  Genetics (2)(3)                 53       65       48        42                 218      235       177      217
Delta  &  Pine  Land                    11       19      157       187                 144      130       153      133
Agribiotech  (1)                        NM       54      104        95                  NM      145       136      170
-----------------------------------------------------------------------------------------------------------------------
                MEAN                    34       44       88        94                 192      187       164      181
              MEDIAN                    39       46       76        74                 213      190       165      188
-----------------------------------------------------------------------------------------------------------------------



                                               DAYS PAYABLE                                NET DEBT/BOOK EQUITY
                                    ----------------------------------             -----------------------------------
                                     1994      1995     1996     1997                1994     1995      1996     1997
                                     ----      ----     ----     ----                ----     ----      ----     ----
Mycogen                                 22       36       33        60              (30.2%)  (13.5%)   (36.7%)   19.5%
Pioneer  Hi-Bred                        48       33       44        40               (6.1%)   (4.9%)    (4.8%)    1.7%
Dekalb  Genetics (2)(3)                 14       15       24        24              102.1%    98.8%     36.6%    60.8%
Delta  &  Pine  Land                    28       40       55        59               31.8%    11.0%     48.3%    39.9%
Agribiotech  (1)                        NM       56       82        77              (45.4%)   (9.3%)    29.9%    56.4%
-----------------------------------------------------------------------------------------------------------------------
                MEAN                    30       36       51        50               20.6%    26.4%     27.5%    39.7%
              MEDIAN                    28       36       50        49               12.8%     8.0%     33.2%    48.2%
-----------------------------------------------------------------------------------------------------------------------



---------------------------
NOTE: DAYS CALCULATION ASSUMES 360-DAY A YEAR AND ALL MEANS AND MEDIANS EXCLUDE MYCOGEN DATA

(1) Agribiotech changed its fiscal year end in 1995. 1995 data are based on nine-month period ended 6/30/95. 1997 data are not pro forma of acquisition because no pro forma balance sheet number available for ratio calculation
(2) Data not available to separate trade receivables from note receivables
(3) Accounts Payable includes only trade accounts payable

                                                      WASSERSTEIN PERELLA & CO.
-------------------------------------------------------------------------------

MYCOGEN CORPORATION                                         COMPARABLE ANALYSIS
-------------------------------------------------------------------------------
SELECTED COMPARABLE ACQUISITION / VALUATION MULTIPLES


                                                                                                                    Implied Value
                                                                                      Adjusted Purchase Price /      of Equity /
                                                         Implied        Adjusted     --------------------------   ----------------
                                              Close       Value         Purchase       LTM      LTM       LTM       Net      Book
Target                  Acquirer               Date     of Equity         Price       Sales    EBITDA     EBIT     Income    Value
--------------          --------             --------   ----------    ------------   -------   -------   ------   --------  -------
SEED COMPANIES
--------------
DELTA & PINE LAND        MONSANTO             PENDING    $1,832.5      $1,906.7       9.87 x    69.8 x   89.6 x       NM x   25.1 x

Sunseeds                 AgrEvo               10/6/97          NA            NA       2.20 x    13.1 x   18.0 x       NA x     NA x

PIONEER HI-BRED
 (16.6% STAKE)           DUPONT               9/18/97    $1,700.0      $1,700.0       4.60 x    18.4 x   22.6 x     33.9 x    8.9 x

Holden's Foundation
 Seeds                   Monsanto              9/4/97          NA        $975.0(1)   21.67 x      NA x     NA x       NA x     NA x

Asgrow Corn & Seed       Monsanto              2/4/97          NA        $240.0       1.41 x      NA       NA         NA       NA

Morgan Seeds             Mycogen Corp.        10/1/96       $40.9         $40.9       1.10 x      NA       NA         NA       NA

Agracetus
 (W.R. Grace)            Monsanto             5/21/96      $150.0        $150.0         NA        NA       NA         NA       NA

Sure Grow                Delta & Pine Land    5/21/96       $70.0         $78.9       3.47      17.5     19.1       29.9      3.2

Jacobs Hertz Seed
 (Monsanto)              Delta & Pine Land     2/5/96          NA            NA         NA        NA       NA         NA       NA

Cargill - Cotton &
 Seed                    Delta & Pine Land     5/3/94          NA            NA         NA        NA       NA         NA       NA

---------------------------
(1)  Final terms not disclosed; purchase price assumes maximum expected price.


                                                      WASSERSTEIN PERELLA & CO.
-------------------------------------------------------------------------------

MYCOGEN CORPORATION                                         COMPARABLE ANALYSIS
-------------------------------------------------------------------------------
SELECTED COMPARABLE ACQUISITION / VALUATION MULTIPLES (CONT'D)


                                                                                                                    Implied Value
                                                                                      Adjusted Purchase Price /      of Equity /
                                                         Implied        Adjusted     --------------------------   ----------------
                                              Close       Value         Purchase       LTM      LTM       LTM       Net      Book
Target                  Acquirer               Date     of Equity         Price       Sales    EBITDA     EBIT     Income    Value
--------------          --------             --------   ----------    ------------   -------   -------   ------   --------  -------
BIOTECH COMPANIES (MAJORITY STAKES)
-----------------------------------
Monsanto                 American Home       Pending(1)   $35,563.7     $39,134.7      5.09 x    36.4 x   70.8 x      NM x     8.1 x
                         Products

Plant Breeding Int'l
 (Unilever)              Monsanto            Pending         $523.0        $523.0     19.96(2)     NA       NA        NA        NA

DEKALB GENETICS          MONSANTO            PENDING       $3,771.2(3)   $3,881.2(3)   8.28 x    61.2 x   79.7 x      NM x    16.9 x

Zeneca                   Mogen               5/13/97          $73.6         $73.6     12.80 x      NM x     NM x      NM x      NA

Bionova (ELM)            DNA Plant Tech.     9/27/96          $63.4         $67.9        NM x      NM x     NM x      NM x      NA

Plant Genetic Systems    AgrEvo              8/30/96         $733.0        $733.0        NM x      NM x     NM x      NM x      NA

CALGENE INC.             MONSANTO             4/1/96         $299.8(3)     $268.0(3)   4.80 x      NM x     NM x      NM x     3.1 x
 (49.9% SHARES)

Mycogen                  DowElanco            3/8/96         $444.7(3)     $358.1(3)   2.90 x      NM x     NM x      NM x     2.3 x
 (9.5mm shares)

United AgriSeeds Inc.    Mycogen             2/28/96          $72.4         $72.4        NA        NA       NA        NA        NA

Lubrizol                 Mycogen             1/15/96             NA            NA        NA        NA       NA        NA        NA

---------------------------
(1) Monsanto operating data are not pro forma of all announced acquisitions and acquisitions Monsanto is currently bidding
(2)  Sales multiple calculated based on PBIC's royalty revenue
(3) Calculated by translating the price that acquiror paid for part of the target into price for the entire company


                                                      WASSERSTEIN PERELLA & CO.
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